Exhibit 2.1

Execution Version

INVESTMENT AGREEMENT

by and among

GLOBAL EAGLE ENTERTAINMENT INC.

and

SHARECO GROUP OF AMERICA, INC.,

and, solely for the purposes of Section 4.03, Section 4.10, Section 4.13 and Article VI,

HNA GROUP CO., LTD.

and, upon its execution of a joinder hereto as provided herein,

BLUEFOCUS (BEIJING) INVESTMENT MANAGEMENT CO., LTD.,

and, solely for the purposes of Section 4.03, Section 4.10, Section 4.13, Section 4.14, Section 4.15, Section 4.16 and Article VI,

BEIJING SHARECO TECHNOLOGIES CO., LTD.

Dated as of November 8, 2016

i

Exhibit A: Form of Transferee Joinder

Exhibit B: Form of Registration Rights Agreement

Exhibit C: Form of Subscription Agreement

Exhibit D: Form of Escrow Agreement

Exhibit E: Form of Blue Focus Joinder

ii

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of November 8, 2016, is by and among Global Eagle Entertainment Inc., a Delaware corporation (together with any successor or assign pursuant to Section 6.07, the “Company”), and Shareco Group of America, Inc., a Delaware corporation (together with its successors and any Affiliate that becomes a Purchaser party hereto in accordance with Section 4.02 and Section 6.07, the “Purchaser”), and, solely for the purposes of Section 4.03, Section 4.10, Section 4.13 and Article VI, HNA Group Co., Ltd., a limited company organized under the laws of the PRC (as defined below) (“HNA”) and, upon its execution of joinder hereto in the form of Exhibit E hereto,  Bluefocus (Beijing) Investment Management Co., Ltd., a limited company organized under the laws of the PRC (“Blue Focus”), and, solely for the purposes of Section 4.03, Section 4.10, Section 4.13, Section 4.14, Section 4.15, Section 4.16 and Article VI, Beijing Shareco Technologies Co., Ltd., a limited company organized under the laws of the PRC (“Parent”, and together with the Purchaser, HNA and, upon its execution of joinder hereto in the form of Exhibit E hereto,  Blue Focus, the “Purchaser Parties” and each, a “Purchaser Party”).  Capitalized terms not defined where used shall have the meanings ascribed thereto in Article I.

WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, certain shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Purchaser and the Company have entered into a Subscription Agreement, dated as of the date hereof in the form attached hereto as Exhibit C (as amended from time to time, the “Subscription Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, the Purchaser has agreed to purchase and subscribe for Company Common Stock;

WHEREAS, concurrently with the execution and delivery of this Agreement, HNA and the Purchaser have entered into that certain Commitment Letter (as defined below), pursuant to which, among other things, HNA has agreed to provide the Purchaser with an amount of immediately available funds equal to or greater than the Aggregate Purchase Price or the Subscription Price (as defined in the Subscription Agreement), as applicable; and

WHEREAS, the parties desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.                         Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person.  Notwithstanding the foregoing, for all purposes under this Agreement, the Company and the Company’s Subsidiaries shall not be considered Affiliates of any Purchaser Party or any of their respective Affiliates.  For the avoidance of doubt, it is understood that the Purchaser is an Affiliate of HNA.  As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Aggregate Purchase Price” means the aggregate Purchase Price paid for all the Shares at Closing.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, as amended, the Sherman Act, as amended, the Clayton Act, as amended, and any other applicable United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Appraiser” shall have the meaning set forth in Section 4.12(c).

“Beneficially Own”, “Beneficially Owned”, “Beneficial Ownership” or “Beneficial Owners” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, such that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time.

“Blue Focus” means shall have the meaning set forth in the preamble hereto.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in the City of Los Angeles, California, New York, New York, Hong Kong, PRC or Beijing, PRC are authorized or obligated by Law or executive order to remain closed.

“CFIUS” means the Committee on Foreign Investment in the United States.

“CFIUS Approval” means any of the following:  (a) the 30-day review period under Exon-Florio Amendment shall have expired and the Parties shall have received notice from CFIUS that such review has been concluded and that the Transactions do not constitute a “covered transaction” under the Exon-Florio Amendment or there are no unresolved national security concerns, and all action under the Exon-Florio Amendment is concluded with respect to the transactions contemplated hereby, or (b) an investigation shall have been commenced after such 30-day review period and CFIUS shall have determined to conclude all action under the

Exon-Florio Amendment without sending a report to the President of the United States, and the Parties shall have received notice from CFIUS that there are no unresolved national security concerns, and all action under the Exon-Florio Amendment is concluded with respect to the transactions contemplated hereby, or (c) CFIUS shall have sent a report to the President of the United States requesting the President’s decision and the President shall have announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated hereby, or the time permitted by law for such action shall have lapsed.

“Change in Control” means the occurrence of any of the following events with respect to any Person: (i) there occurs a sale, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of such Person, (ii) any Person or “group” (as such term is defined in Section 13(d)(3) of the Exchange Act), directly or indirectly, obtains Beneficial Ownership of 50% or more of the outstanding voting power or voting stock of such Person or (iii) such Person consummates any merger, consolidation or similar transaction, unless the equityholders of such Person immediately prior to the consummation of such transaction continue to hold (in substantially the same proportion as their ownership of the voting power or voting stock of such Person immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) more than 50% of all of voting power of the outstanding shares of voting stock of the surviving or resulting entity in such transaction immediately following the consummation of such transaction.

“Closing” shall have the meaning set forth in Section 2.02(a).

“Closing Date” shall have the meaning set forth in Section 2.02(a).

“Closing Date Payment” shall have the meaning set forth in Section 2.02(b).

“Commitment Letter” shall have the meaning set forth Section 3.02(b)(ii).

“Company” shall have the meaning set forth in the preamble hereto.

“Company Certifying Officers” shall have the meaning set forth in Section 3.01(g)(iii)(A).

“Company Common Stock” shall have the meaning set forth in the recitals hereto.

“Company Disclosure Letter” means that certain letter provided by the Company to the Purchaser, dated as of the date hereof, in respect of certain disclosures.

“Company Employee Stock Awards” shall have the meaning set forth in Section 3.01(b).

“Company Escrow Release Termination” shall have the meaning set forth in Section 5.03(a).

“Company Real Property” shall have the meaning set forth in Section 3.01(r).

“Company Reports” shall have the meaning set forth in Section 3.01(g)(i).

“Company Warrants” shall have the meaning set forth in Section 3.01(b).

“Competitor” means the Persons listed in Section 1.01 of the Company Disclosure Letter and their successors.

“Confidential Information” shall have the meaning set forth in Section 4.10(c).

“Confidentiality Agreement” means the confidentiality agreement entered into by the Company, on the one hand, and Parent and HNA, on the other hand, dated as of May 13, 2016, as amended from time to time in accordance with its terms.

“Convertible Securities” shall have the meaning set forth in Section 3.01(b).

“DDTC” means the Directorate of Defense Trade Controls of the U.S. Department of State.

“DOJ” means the U.S. Department of Justice.

“DSS” means the Defense Security Service, a branch of the United States Department of Defense.

“DSS Approval” means DSS shall have signed and returned to the Company an executed counterpart of the commitment letter submitted by the parties, approving in principle the measures to be implemented following the Closing to mitigate any FOCI issues arising from the participation of the Purchaser Parties in the Transactions.

“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(c).

“Escrow Agent” shall have the meaning set forth in Section 4.14.

“Escrow Agreement” shall have the meaning set forth in Section 4.14.

“Escrow Fund” shall have the meaning set forth in Section 4.14.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exempt Change in Control” shall mean a Change in Control of the Company resulting solely from a transfer by the Purchaser Group of all of the Shares owned by the Purchaser Group at such time in a privately negotiated sale transaction between the Purchaser Group and a Third Party and not in connection with a transaction that would have otherwise resulted in a Change in Control of the Company.

“Exon-Florio Amendment” means the Exon-Florio amendments to the Omnibus Trade and Competitiveness Act of 1988, as amended by the Defense Authorization Act for Fiscal Year 1993, as amended, the Foreign Investment and National Security Act of 2007 and Sec. 721 of Title VII of the Defense Production Act of 1950 (50 U.S.C.§ 4501 et seq.), as amended.

“Extension Option Date” shall have the meaning set forth in Section 5.01(d).

“Extraordinary Transaction” shall have the meaning set forth in Section 4.03(a)(iv).

“Fair Market Value” shall have the meaning set forth in Section 4.12(c).

“Financing” shall have the meaning set forth Section 3.02(b)(ii).

“First Lien Credit Agreement” means the First Lien Credit Agreement, dated as of July 1, 2015, as amended by Amendment No. 1 thereto, dated as of May 9, 2016, and the Incremental Amendment, dated as of June 29, 2016, among EMC Acquisition, LLC, Emerging Markets Communications, LLC, the other guarantors party thereto from time to time, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Letter of Credit Issuer and Swing Line Lender, and the other lender party thereto from time to time, Morgan Stanley Senior Funding, Inc., Citizens Bank, National Association and Macquarie Capital (USA) Inc., as Joint Lead Arrangers and Joint Bookrunning Managers and Citizens Bank, National Association and Macquarie Capital (USA) Inc., as Joint Syndication Agents, as may be further amended, supplemented or otherwise modified from time to time.

“FOCI” shall have the meaning set forth in Section 4.06(c).

“FTC” means the U.S. Federal Trade Commission.

“GAAP” means U.S. generally accepted accounting principles.

“Government List” means any list maintained by any agency or department of any Governmental Entity in the United States of Persons, organizations or entities subject to international trade, export, import or transactions restrictions, controls or prohibitions, including (i) the Denied Persons List and Entities List maintained by the U.S. Department of Commerce, (ii) the List of Specially Designated Nationals and Blocked Persons and the List of Sectoral Sanctions Identification maintained by the U.S. Department of Treasury, (iii) the Foreign Terrorist Organizations List and the Debarred Parties List maintained by the U.S. Department of State and (iv) those Persons, organizations and entities listed in the Annex to, or are otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 21, 2004).

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization, including, CFIUS, DOJ, DSS, DTCC, FTC, the Ministry of Commerce of the PRC or their local or provincial equivalent entity, the National Development and Reform Commission of the PRC or their local or provincial equivalent entity and the State Administration of Foreign Exchange of the PRC.

“Guaranteed Obligations” shall have the meaning set forth in Section 4.15(a).

“HNA” shall have the meaning set forth in the preamble hereto.

“HNA Confidentiality Agreement” means the confidentiality agreement entered into by the Company, on the one hand, and Parent and HNA, on the other hand, dated as of September 29, 2016, as amended from time to time in accordance with its terms.

“HNA Trading Affiliate” has the meaning set forth in Section 4.03(b).

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“ICC Rules” shall have the meaning set forth in Section 6.08(b).

“Initial Observer” shall have the meaning set forth in Section 4.08(a).

“Intellectual Property” shall have the meaning set forth in Section 3.01(p).

“ITAR” shall have the meaning set forth in Section 4.06(d).

“Joint Release Notice” shall have the meaning set forth in the Escrow Agreement.

“Law” means any United States or foreign federal, state or local law, statute, code, ordinance, regulation, rule, consent agreement, constitution or treaty of any Governmental Entity, including common law.

“Lien” means any mortgage, lien, security interest, pledge, reservation, equitable interest, charge, easement, lease, sublease, conditional sale or other title retention agreement, right of first refusal, hypothecation, covenant, servitude, right of way, variance, option, warrant, claim, community property interest, restriction (including any restriction on use, voting, transfer, alienation, receipt of income or exercise of any other attribute of ownership) or encumbrance of any kind.

“M&A Restriction Period” means the period from (i) the date hereof until (ii) the later of (A) the Closing and (B) the earlier of (x) the expiration of the Negotiation Period and (y) the entry into the Stage 2 Investment Agreement (provided, however, that the M&A Restriction Period shall end immediate upon the termination of this Agreement in accordance with its terms).

“Make-Whole Change in Control” shall have the meaning set forth in Section 4.12(a).

“Make-Whole Change in Control Notice” shall have the meaning set forth in Section 4.12(b).

“Make-Whole Payment” shall have the meaning set forth in Section 4.12(a).

“Material Adverse Effect” means any event, change, development or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company or any of its Subsidiaries to enter into or perform in any material respect its material obligations under any Transaction Document; provided, that, solely with respect to subsection (a) above, the term “Material Adverse Effect” shall not include events, changes, developments or effects to the extent resulting from or arising out of any of the following: (i) events, changes or developments generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, (ii) events, changes or developments in the industries in which the Company or any of its Subsidiaries conducts its business, (iii) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any Law of or by any national, regional, state or local Governmental Entity, or market administrator, (iv) any changes in GAAP or accounting standards or interpretations thereof, (v) earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (vi) the announcement or the existence of, compliance with or performance under, the Transaction Documents or the transactions contemplated thereby, (vii) the failure of the parties to the Stage 2 Letter Agreement to enter into any of the definitive agreements contemplated by the Stage 2 Letter Agreement, (viii) any failure by the Company or any of its Subsidiaries to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (viii) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition) or (ix) any changes in the share price or trading volume of the Company Common Stock or in the Company’s credit rating (provided that the exception in this clause (ix) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such change has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to subclauses (i) through (v), to the extent that such event, change or development disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate.

“Material Contracts” shall have the meaning set forth in Section 3.01(s).

“Minimum Ownership Threshold” means, at any time, 9.0% of the issued and outstanding shares of Company Common Stock as of such time (as equitably adjusted for any stock split, reverse stock split, recapitalization or similar event with respect to the Company Common Stock).

“NASDAQ” means the NASDAQ Stock Market.

“National Security Approvals” means, collectively, the CFIUS Approval and DSS Approval.

“Negotiation Period” shall have the meaning set forth in the Stage 2 Letter Agreement.

“NISPOM” means the National Industrial Security Program Operating Manual.

“Observer” shall have the meaning set forth in Section 4.08(a).

“Outside Date” shall have the meaning set forth in Section 5.01(d).

“Ownership Cure Period” shall have the meaning set forth in Section 4.08(b).

“Parent Shareholder Approval” means the affirmative vote of the holders of at least two-thirds of the voting stock held by the shareholders present at the Parent shareholder meeting approving (i) this Agreement and the Transactions and (ii) the Subscription Agreement and the transactions contemplated thereby.

“Permitted Lien” means (i) Liens for Taxes that are not yet delinquent, and Liens for Taxes being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (ii) statutory or common law Liens or encumbrances to secure landlords, lessors or renters under leases or rental agreements for amounts not yet due or payable; (iii) Liens of equipment lessors, and Liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable; (iv) any statutory Liens (other than Liens for Taxes) existing as of the Closing Date and claimed or held by any Governmental Entity that have not at the time been filed or registered against title to the assets of the Company or any of its Subsidiaries or that are related to obligations that are not due or delinquent; (v) security given in the ordinary course of business as of the Closing Date to any public utility or Governmental Entity; (vi) Liens imposed on the underlying fee interest in Company Real Property (unless caused by the Company or any of its Subsidiaries) that do not materially impair the occupancy or use of thereof for the purposes for which it is currently used in connection with the Company’s and its Subsidiaries’ business; (vii) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over the Company Real Property; (viii) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Company Real Property that do not materially impair the occupancy or use of thereof for the purposes for which it is currently used in connection with the Company’s and its Subsidiaries’ business; (ix) non-monetary Liens that do not materially interfere with the use or operation of the property subject thereto; (x) Liens in connection with the First Lien Credit Agreement and Second Lien Credit Agreement; and (xi) with respect to Intellectual Property, outbound licenses entered into in the ordinary course of business of the Company and its Subsidiaries.

“Permitted Loan” shall have the meaning set forth in Section 4.02(a).

“Permitted Transferee” means any majority-owned Subsidiary of HNA that executes and delivers to the Company a Transferee Joinder and a duly completed and executed IRS Form W-9, Form W-8 or other appropriate tax form, as applicable, and becomes a member of the Purchaser Group and bound by this Agreement.

“Permitted Transfers” means any (i) transfer to a Permitted Transferee, (ii) transfer to the Company or any of its Subsidiaries, (iii) transfer with the prior written consent of the Company, (iv) tender of any Company Common Stock into a Third Party Tender/Exchange Offer solely to the extent the Board of Directors recommends that the holders of Company Common Stock accept such Third Party Tender/Exchange Offer in a Schedule 14D-9 under the Exchange Act, (v) any transfer effected pursuant to any merger, consolidation or similar transaction consummated by the Company, (vi) any transfer required by Law, including as may be required by action of the DDTC, DSS or CFIUS or in connection with any National Security Approvals or (vii) any transfer effected pursuant to any merger, consolidation, transfer of equity interests or similar transaction with respect to the equity interests of Parent the purpose of which is not to circumvent the limitations in Section 4.02.

“Permits” shall have the meaning set forth in Section 3.01(j)(ii).

“Person” or “person” means an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“PRC” means the People’s Republic of China.

“Prohibited Transfers” shall have the meaning set forth in Section 4.02(a).

“Proxy Agreement” means an agreement between the parties and their Affiliates, as applicable, and the DSS pursuant to which the voting rights of the parties and their respective Affiliates with respect to any business, service or other operations of the Company (or an Affiliate thereof) are conveyed to proxy holders consistent with Section 2-303.b of the NISPOM.

“Publicly Traded Security” shall have the meaning set forth in Section 4.12(c).

“Purchase Price” shall have the meaning set forth in Section 2.01.

“Purchaser” shall have the meaning set forth in the preamble hereto.

“Purchaser Disclosure Letter” means that certain letter provided by the Purchaser to the Company, dated as of the date hereof, in respect of certain disclosures.

“Purchaser Group” means, the Purchaser, for so long as it holds or Beneficially Owns any Shares, and any of its Permitted Transferees that hold or Beneficially Own Shares and have become parties to this Agreement in accordance with its terms.

“Purchaser Party” and “Purchaser Parties” shall have the meaning set forth in the preamble hereto.

“Registration Rights Agreement” means the Registration Rights Agreement, by and between the Company and the Purchaser, in substantially the form attached as Exhibit B, to be dated as of the Closing Date.

“Representatives” shall have the meaning set forth in Section 4.10(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Credit Agreement” means the Second Lien Credit Agreement, dated as of July 1, 2015, as amended by Amendment No 1. thereto, dated as of May 9, 2016, among EMC Acquisition, LLC, Emerging Markets Communications, LLC, the other guarantors party thereto from time to time, Morgan Stanley Senior Funding, Inc., as Administrative Agent, and the other lender party thereto from time to time, Morgan Stanley Senior Funding, Inc., Citizens Bank, National Association and Macquarie Capital (USA) Inc., as Joint Lead Arrangers and Joint Bookrunning Managers and Citizens Bank, National Association and Macquarie Capital (USA) Inc., as Joint Syndication Agents, as may be further amended, supplemented or otherwise modified from time to time.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” shall have the meaning set forth in Section 2.01.

“Special Security Agreement” means an agreement between the parties and their Affiliates, as applicable, and DSS imposing various FOCI measures consistent with Section 2-303.c of the NISPOM.

“Specified Persons” shall have the meaning set forth in Section 6.12.

“Stage 2 Investment Agreement” means the Investment Agreement, to be entered into by the parties in the event the definitive documentation with respect to the Stage 2 Transactions is mutually agreed.

“Stage 2 Letter Agreement” means the letter agreement, to be entered into by the Company, the Purchaser Parties and PAR Investment Partners, L.P., in respect of the Stage 2 Transactions as of the date of this Agreement.

“Stage 2 Transactions” shall have the meaning set forth in the Stage 2 Letter Agreement.

“Standstill Parties” shall have the meaning set forth in Section 4.03(a).

“Standstill Period” means the period commencing on the Closing Date and ending on the earlier of (i) the date that is one (1) year following the Closing Date, (ii) the effective date of the consummation of a Change in Control of the Company, (iii) if after the commencement of a Third Party Tender/Exchange Offer the Board of Directors recommends that the holders of the Company Common Stock accept such Third Party Tender/Exchange Offer, or takes no position with respect to such Third Party Tender/Exchange Offer, in each case in a Schedule 14D-9 under the Exchange Act, and (iv) the date that is six (6) months following the date on which the Purchaser and its Permitted Transferees, taken together, cease to hold or Beneficially Own the Minimum Ownership Threshold for the Ownership Cure Period.

“Subscription Agreement” shall have the meaning set forth in the recitals hereto.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the voting securities or other voting interests are owned or controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” means a report, return or other document (including any amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes.

“Third Party” means, with respect to any Purchaser Party, a Person other than another Purchaser Party or any Affiliate of such Purchaser Party or other Purchaser Party.

“Third Party Tender / Exchange Offer” means any tender or exchange offer made to the holders of Company Common Stock by a Third Party that, if consummated, would result in a Change in Control of the Company.

“Transaction Documents” means this Agreement, the Escrow Agreement, the Stage 2 Letter Agreement, the Subscription Agreement, the Voting Agreement and the Registration Rights Agreement.

“Transactions” means the issuance, sale and purchase of the Shares and the other transactions expressly set forth herein (for the avoidance of doubt, excluding the Stage 2 Transactions).

“transfer” shall have the meaning set forth in Section 4.02(a).

“Transfer Restricted Period” means the period commencing on the Closing Date and ending on the earlier of (i) the date that is twelve (12) months following the Closing Date, (ii) the effective date of the consummation of a Change in Control of the Company and (iii) if the Stage 2 Investment Agreement is executed and delivered, upon termination of the Stage 2 Investment Agreement as a result of the failure of the transactions contemplated by the Stage 2 Investment Agreement to be consummated on or prior to the “outside date” identified in the Stage 2 Investment Agreement.

“Transferee Joinder” means, with respect to any Person permitted to sign such document in accordance with the terms hereof, a joinder executed and delivered by such Person, providing such Person to have all the rights and obligations of the Purchaser under this Agreement, in the form and substance substantially as attached hereto as Exhibit A or such other form as may be agreed to by the Company and the Purchaser.

“Voting Agreement” means that certain Voting Agreement to be entered into by the Company and the Purchaser Parties as of the date of this Agreement.

Section 1.02.                         General Interpretive Principles.  Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders.  The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof.  Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the word “or” is used in this Agreement, it shall not be deemed exclusive. Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including any exhibits, schedules and disclosure statements hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement.  All references to currency shall be in United States dollars. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

ARTICLE II

CLOSING; CONDITIONS PRECEDENT

Section 2.01.                         Issuance, Sale and Purchase of the Shares; Use of Proceeds.  Subject to the terms and conditions of this Agreement, at the Closing the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase and acquire from the Company, a number of shares of Company Common Stock (the “Shares”) equal to 9.9% of the issued and outstanding Company Common Stock as of the close of business on the third Business Day immediately prior to the Closing Date, after giving effect to the issuance of the Shares for purposes of such determination (provided, that in no event shall such amount equal or exceed 19.9% of the issued and outstanding Company Common Stock as of the close of business on the Business Day immediately prior to the date of this Agreement).  The purchase price for the Shares shall be $11.00 per share (the “Purchase Price”).  The Company shall use the proceeds from the issuance and sale of the Shares hereunder only for general corporate purposes.

Section 2.02.                         Closing; Payment and Deliveries.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, the closing (the “Closing”) of the issuance, purchase and sale of the Shares shall take place (i) at 10:00 a.m. (New York time) at the offices of Simpson Thacher & Bartlett LLP located at 2475 Hanover St., Palo Alto, California 94304 on the date that is the seventh (7th) Business Day after which all conditions precedent set forth in Sections 2.03, 2.04 and 2.05 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) or (ii) at such other place, time or date as may be mutually agreed upon in writing by the Company and the Purchaser (the date on which the Closing actually occurs, the “Closing Date”).

(b)           Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, (i) the Purchaser shall cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company at least seven (7) Business Days prior to the Closing Date in an amount equal to, at the Purchaser’s election, either an amount (the “Closing Date Payment”) equal to (x) the Aggregate Purchase Price or (y) the Aggregate Purchase Price less the Escrow Fund, and (ii) Company shall deliver, or cause to be delivered, to the Purchaser appropriate evidence of a book-entry transfer representing the issuance of the Shares registered in the name of the Purchaser (or, if the

Shares are to be represented in certificated form, a certificate representing the Shares), with the legends contemplated by Section 4.04(d).

(c)           At the Closing, (i) if the Purchaser delivers or causes to be delivered the Aggregate Purchase Price in accordance with Section 2.02(b)(i)(x), then Purchaser and the Company shall deliver a Joint Release Notice to the Escrow Agent (pursuant to the terms of the Escrow Agreement) instructing the Escrow Agent to deliver the Escrow Fund to the Purchaser and (ii) if the Purchaser delivers or causes to be delivered the Closing Date Payment in accordance with Section 2.02(b)(i)(y), then the Purchaser and the Company shall deliver a Joint Release Notice to the Escrow Agent (pursuant to the terms of the Escrow Agreement) instructing the Escrow Agent to deliver the Escrow Fund to the Company (or its designee), by wire transfer of immediately available funds to an account of the Company, as specified in the Joint Release Notice.

(d)           Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each of the Purchaser and the Company shall execute and deliver the Registration Rights Agreement.

Section 2.03.                         Conditions Precedent to Obligations of the Company and the Purchaser.  The obligations of the Purchaser to purchase the Shares from the Company hereunder and the Company to issue and sell the Shares to the Purchaser hereunder, in each case, are subject to the satisfaction or waiver by the Company and the Purchaser of the following conditions as of the Closing:

(a)           all waiting periods and required approvals under the HSR Act and any other applicable Antitrust Laws shall have expired (or early termination shall have been granted) or been received;

(b)           the National Security Approvals shall have been obtained, without CFIUS, DDTC or DSS notifying the parties that such Governmental Entity’s approval of the Stage 2 Transactions is (i) unlikely to be obtained regardless of any actions taken or offered to be taken by the parties or (ii) will or will likely require any of the parties to take an action in connection therewith that such party is not required to take pursuant to Section 4.07 in connection with the CFIUS Approval or DSS Approval (unless such party agrees with such Governmental Entity that such party will in fact take such action); and

(c)           the issuance, purchase and sale of the Shares pursuant to Section 2.02(b) shall not be prohibited or enjoined by any Governmental Entity of competent jurisdiction.

Section 2.04.                         Conditions Precedent to Obligation of the Purchaser.  The obligation of the Purchaser to purchase the Shares from the Company hereunder is subject to the satisfaction or waiver by the Purchaser of the following conditions as of the Closing:

(a)           (i) the representations and warranties of the Company set forth in Sections 3.01(a), (b), (c), (o) and (t) that are not qualified by Material Adverse Effect shall be true and correct in all material respects (without giving effect to materiality or similar phrases in the representations and warranties), and the representations and warranties of the Company set forth in Sections 3.01(a), (b), (c), (o) and (t) that are qualified by Material

Adverse Effect shall be true and correct in all respects, in each case on and as of the Closing Date (except to the extent such representations and warranties expressly relate to another date, in which case such representations and warranties shall be so true and correct on and as of such other date), (ii) the representations and warranties of the Company set forth in Sections 3.01(e) and (h)(ii) shall be true and correct in all respects on and as of the Closing Date, and (iii) the representations and warranties of the Company set forth in Section 3.01 (other than Sections 3.01(a), (b), (c), (e), (h)(ii), (o) and (t)) shall be true and correct in all respects (without giving effect to materiality, Material Adverse Effect, or similar phrases in the representations and warranties) on and as of the Closing Date (except to the extent such representations and warranties expressly relate to another date, in which case such representations and warranties shall be true and correct in all respects (without giving effect to materiality, Material Adverse Effect, or similar phrases in the representations and warranties) on and as of such other date), except where the failure of such representations and warranties referenced in this clause (iii) to be so true and correct, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect;

(b)           the Company shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(c)           the Purchaser shall have received a certificate, dated the Closing Date, duly executed by an executive officer of the Company on behalf of the Company, certifying that the conditions specified in Section 2.04(a) and (b) have been satisfied; and

(d)           the Company shall have (i) executed and delivered the Registration Rights Agreement to the Purchaser and (ii) entered into an amendment to the Amended and Restated Registration Rights Agreement dated as of January 31, 2013, by and among the Company, PAR Investment Partners, L.P. and the other parties thereto (as amended), on the terms and conditions set forth in the Stage 2 Letter Agreement.

Section 2.05.                         Conditions Precedent to Obligation of the Company.  The obligation of the Company to issue and sell the Shares to the Purchaser is subject to the satisfaction or waiver by the Company of the following conditions as of the Closing:

(a)           the representations and warranties of the Purchaser set forth in Section 3.02 shall be true and correct in all respects (without giving effect to materiality or similar phrases in the representations and warranties) on and as of the Closing Date (except to the extent such representations and warranties expressly relate to another date, in which case such representations and warranties shall be true and correct in all respects (without giving effect to materiality or similar phrases in the representations and warranties) on and as of such other date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into, or perform in any material respect its material obligations, under the Transaction Documents;

(b)           the Purchaser shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(c)           the Company shall have received a certificate, dated the Closing Date, duly executed by an executive officer of the Purchaser on behalf of the Purchaser, certifying that the conditions specified in Section 2.05(a) and (b) have been satisfied;

(d)           the Company shall have received an original copy of the shareholder resolution signed by the requisite shareholders of Parent evidencing that the Parent Shareholder Approval has been obtained;

(e)           the Company shall have received a duly completed and executed IRS Form W-8 or such other similar appropriate tax form on behalf of the Purchaser; and

(f)            the Purchaser shall have executed and delivered the Registration Rights Agreement to the Company.

Section 2.06.                         Frustration of Closing Conditions.  Neither the Purchaser nor the Company may rely, either as a basis for not consummating the Transactions or terminating this Agreement, on the failure of any condition set forth in any of Section 2.03, Section 2.04 or Section 2.05 to be satisfied if such failure was caused by such party’s material breach of any provision of this Agreement.

Section 2.07.         Adjustment to Shares.  The number of Shares and/or type of securities to be issued to the Purchaser under this Agreement shall be adjusted appropriately to reflect the effect of (a) any stock split, reverse stock split, reclassification, subdivision, combination, spin off, split off, exchange or conversion of shares or other like change with respect to Company Common Stock or (b) any shares of Company Common Stock or other securities issued as a dividend or other distribution with respect to the Company Common Stock.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.                         Representations and Warranties of the Company.  Except as disclosed in the Company Reports filed or furnished with the SEC and publicly available prior to and as of the date hereof (excluding in each case (a) any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports and (b) any other disclosures included therein to the extent they are predictive or forward-looking in nature and provided that in no event shall any disclosure in any Company Reports qualify or limit the representations and warranties of the Company set forth in Sections 3.01(a), (b), (c), (e), (o) or (t)) or in the Company Disclosure Letter, the Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date as follows:

(a)           Existence and Power.  The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties, rights and assets and to carry on its business as it is being conducted on the date of this Agreement, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, rights and assets or conducts any business so as to require such qualification.  Each Subsidiary of the Company that is a “significant subsidiary” (as defined in Rule 1.02(w) of the SEC’s Regulation S-X) has been duly organized and is validly existing in good standing (to the extent that the concept of “good standing” is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization, has all requisite corporate power and authority to own, operate and lease its properties, rights and assets and to carry on its business as it is being conducted on the date of this Agreement, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, rights and assets or conducts any business so as to require such qualification, in each case, except as has not or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Capitalization.  The authorized share capital of the Company consists of (x) 375,000,000 shares of Company Common Stock and (y) 1,000,000 shares of preferred stock, par value $0.0001 per share, of the Company.  There were (i) as of November 4, 2016, 88,363,378 shares of Company Common Stock issued and 85,309,744 shares outstanding (which outstanding figure excludes shares held by a wholly owned Subsidiary) and no shares of preferred stock of the Company issued and outstanding, (ii) as of September 30, 2016, (x) options to purchase an aggregate of 6,656,842 shares of Company Common Stock issued and outstanding, (y) 1,585,253 shares of Company Common Stock underlying the Company’s restricted stock unit awards issued and outstanding, and (z) 2,332,510 shares of Company Common Stock reserved for issuance under the Company’s employee or director employment, compensation and/or benefit plans, programs, policies, agreements or other arrangements (“Company Employee Stock Awards”), and (iii) as of November 4, 2016, warrants to purchase an aggregate of 7,340,102 shares of Company Common Stock issued and outstanding (“Company Warrants”).  Since November 4, 2016, (A) the Company has only issued options, restricted stock units or other rights to acquire shares of Company Common Stock in the ordinary course of business consistent with past practice and (B) the only shares of capital stock issued by the Company were pursuant to outstanding options, restricted stock units and other rights to purchase shares of Company Common Stock.  All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right.  Except as set forth above, the Company has not issued any securities, the holders of which have the right to vote with the stockholders of Company on any matter.  Except as provided in the Transaction Documents and except as set forth in or contemplated by this Section 3.01(b), there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, rights agreements, shareholder rights plans, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exchangeable for such capital stock (collectively, “Convertible Securities”) and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock.

(c)           Authorization; Execution and Delivery.  The Company has all requisite corporate power and authority to execute and deliver the Transaction Documents and to consummate the Transactions.  The execution, delivery and performance of the Transaction Documents and the consummation of the Transactions, have been duly authorized by the Board of Directors and all other necessary corporate action on the part of the Company and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of the Transaction Documents and consummation of the Transactions.  The Company has duly executed and delivered this Agreement and at or prior to the Closing will have duly executed and delivered each of the other Transaction Documents to which it is, or is specified to be, a party.  Assuming the Transaction Documents constitute the valid and binding obligation of the Purchaser, the Transaction Documents are (or will be, as applicable) valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”).  No vote of holders of any class or type of the Company’s outstanding capital stock or debt securities is necessary to adopt or approve the Transaction Documents or to approve the Transactions.

(d)           General Solicitation; No Integration.  Other than with respect to the Purchaser and its Affiliates, neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Shares.  The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Shares sold pursuant to this Agreement.

(e)           Valid Issuance.  Upon issuance, the Shares will be duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the Aggregate Purchase Price, will be validly issued, fully paid, non-assessable and will be delivered to the Purchaser free and clear of all Liens (other than (i) Liens contemplated by the Transaction Documents or created by the Purchaser Parties or any of their respective Affiliates and (ii) transfer restrictions under applicable securities Laws). The issuance of the Shares pursuant to this Agreement is not subject to preemptive or other similar rights.

(f)            Non-Contravention; No Consents.  The execution, delivery and performance of the Transaction Documents and the consummation by the Company of the Transactions, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the certificate of incorporation or bylaws of the Company, (ii) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Company or any of its Subsidiaries or (iii) any Permit, judgment, order, decree, ruling, injunction, or Law applicable to the Company or any of its Subsidiaries, other than in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Assuming the accuracy of the representations and warranties of the Purchaser set forth herein, other than (A) any required filings or approvals under the HSR Act in connection with the issuance of the Shares, (B) any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (C) as have been obtained prior to the date of this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions.

(g)           Reports; Financial Statements.

(i)            The Company has filed or furnished, as applicable, (A) its annual report on Form 10-K for the fiscal years ended December 31, 2014 and December 31, 2015, (B) its quarterly report on Form 10-Q for its fiscal quarters ended March 31, 2016 and June 30, 2016, (C) its proxy statement relating to the annual meeting of the stockholders of the Company held in 2015 and 2016 and (D) all other forms, reports, schedules, registration statements (including, its Registration Statement under Form S-3, filed on October 11, 2016) and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since December 31, 2014 (collectively, the “Company Reports”) in each case on a timely basis or within the time periods provided for under Rule 12b-25 of the Exchange Act. As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report.  As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii)           Each of the consolidated balance sheets, and the related consolidated statements of income, changes in stockholders’ equity and cash flows, included in the Company Reports filed with the SEC under the Exchange Act, (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Company and its consolidated

Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, (C) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto, and in the case of unaudited financial statements except for the absence of footnote disclosure, and (D) otherwise comply in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

(iii)          As of the date hereof, with respect to each Company Report that is a report on Form 10-K or 10-Q or an amendment thereto:

(A)          the Company’s management, with the participation of its chief executive officer and chief financial officer (the “Company Certifying Officers”), has: (i) designed disclosure controls and procedures (as such terms are defined in Rule 13a-15 under the Exchange Act) to provide reasonable assurance that material information relating to the Company, including its consolidated subsidiaries, is made known to them by others within those entities, particularly during the period in which such report or amendment was being prepared; (ii) evaluated the effectiveness of the Company’s disclosure controls and procedures (as such terms are defined in Rule 13a-15 under the Exchange Act) as of the end of the applicable fiscal quarter; and (iii) presented in such report or amendment their conclusions about the effectiveness of the Company’s disclosure controls and procedures;

(B)          the Company Certifying Officers have disclosed, based on their most recent evaluation, to the Company’s auditors and the audit committee of the Company’s Board of Directors, all significant deficiencies in the design or operation of internal controls, that would adversely affect the Company’s ability to record, process, summarize and report financial data and have identified to the Company’s auditors any material weaknesses in the Company’s internal controls; and

(C)          the Company Certifying Officers have indicated in such report or amendment whether or not there were significant changes in internal controls or in other factors that would significantly affect internal controls subsequent to the date of their most recent evaluation, including any corrective action with respect to significant deficiencies and material weaknesses.

(h)           Absence of Certain Changes.  (i) Since June 30, 2016 until the date hereof, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and (ii) since June 30, 2016, no event, change or development has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(i)            No Undisclosed Liabilities, etc.  As of the date hereof, there are no liabilities or obligations of the Company or any of its Subsidiaries, except (i) liabilities reflected or reserved against in the most recent balance sheet contained in the Company Reports, (ii) liabilities incurred since June 30, 2016 in the ordinary course of business and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)            Compliance with Applicable Law; Permits.

(i)            Each of the Company and its Subsidiaries has complied in all respects with, and is not in default or violation in any respect of, any Law, judgment, order, decree, award, ruling, decision, verdict, subpoena, injunction or settlement entered, issued, made or rendered by, or any consent agreement, memorandum of understanding or other agreement with, any Governmental Entity applicable to the Company or such Subsidiary, other than such non-compliance, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(ii)           Each of the Company and its Subsidiaries has in effect all permits, licenses, grants, easements, clearances, variances, exceptions, consents, certificates, exemptions, registrations, authorizations, franchises, orders, permissions, waivers and approvals of all Governmental Entities (collectively, “Permits”) necessary for them to own, lease, operate or use their properties and to carry on their businesses as now conducted, except for any Permits the absence of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.  All Permits of the Company and its Subsidiaries are in full force and effect, except where the failure to be in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, since June 30, 2016, neither the Company nor any of its Subsidiaries has received any written notice or other written communication (or, to the knowledge of the Company, any oral communication) from any Governmental Entity regarding any actual or threatened revocation, withdrawal, suspension, cancellation, termination, deficiency, fine, penalty, sanction, dispute or modification with respect to any material Permit.

(k)           Legal Proceedings.  As of the date hereof, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its Subsidiaries that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.  As of the date hereof, neither the Company nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental

Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.  As of the date hereof, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, there is no investigation or review pending or threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries.

(l)            Investment Company Act.  The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m)          Taxes and Tax Returns.  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:

(i)            the Company and each of its Subsidiaries has timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by it, and all such Tax Returns were correct and complete in all respects, and the Company and each of its Subsidiaries has paid (or has had paid on its behalf) to the appropriate Governmental Entity all Taxes that are required to be paid by it, except, in each case, with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP and set forth on the most recent balance sheet contained in the Company Reports; and

(ii)           there are no disputes pending, or claims asserted in writing, in respect of Taxes of the Company or any of its Subsidiaries for which reserves that are adequate in accordance with GAAP have not been established and set forth on the most recent balance sheet contained in the Company Reports.

(n)           Registration Rights.  As of the date hereof, other than the Transaction Documents, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to include in any registration statement filed pursuant to the Registration Rights Agreement any securities other than the Shares, except as have been duly waived prior to the date hereof.

(o)           Brokers and Finders.  The Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the Transactions whose fees the Purchaser would be required to pay.

(p)           Intellectual Property.  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries own or possess sufficient rights to use all patents, patent applications, inventions, copyrights, know-how, trade secrets, trademarks, service marks and trade names and other technology and intellectual property rights (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses as currently conducted. To the Company’s knowledge, the conduct of the respective businesses of the Company and its Subsidiaries does not infringe the Intellectual Property of others, and no third party is infringing any Intellectual Property owned by the Company or any of its Subsidiaries, in each case, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(q)           Assets Other than Real Property Interests.  The Company or a Subsidiary of the Company has good and valid title to all the assets (other than real property) reflected on the most recent balance sheet contained in the Company Reports or thereafter acquired, other than assets disposed of in the ordinary course of business, in each case free and clear of all Liens (other than Permitted Liens), in each case, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(r)            Real Property.  The Company or a Subsidiary of the Company has good and marketable title in fee simple absolute to all real property and interests in real property owned in fee by the Company or any Company Subsidiary and good and valid title to the leasehold estates in all real property and interests in real property leased by the Company or any Company Subsidiary (the “Company Real Property”), in each case, free and clear of all Liens (other than Permitted Liens), except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(s)            Material Contracts.  To the knowledge of the Company, all contracts that are a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act) (the “Material Contracts”) are valid, binding and in full force and effect and are enforceable by the Company or the applicable Subsidiary of the Company in accordance with their terms, except for Enforceability Exceptions and except for such failures to be valid, binding, in full force and effect or enforceable that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.  Since June 30, 2016 through the date hereof, to the knowledge of the Company, none of the Company or the Subsidiaries of the Company have received written notice of any actual or alleged material violation of, or material failure to comply with, any material term or requirement of any Material Contract or any written notice of the intention of any party to terminate any Material Contract.

(t)            No State Takeover Statutes.  The Company has, or prior to the Closing Date will have, taken all necessary action so that, assuming compliance by the Purchaser Parties with their respective obligations hereunder and the accuracy of the representations and warranties made by the Purchaser herein, no state or foreign “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute, regulation or similar Laws would (i) prohibit or restrict the Company’s ability to perform its material obligations under this Agreement or its ability to consummate the Transactions (including the issuance and sale of the Shares to the Purchaser), (ii) have the effect of invalidating or voiding this Agreement, or (iii) subject the Purchaser to any impediment or condition in connection with the exercise of any of its rights under this Agreement.

(u)           No Additional Representations. The Company acknowledges that the Purchaser makes no representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement, and the Company has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement.

Section 3.02.                         Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

(a)           Existence and Power; Ownership.  The Purchaser is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement. As of the date hereof, the ownership information with respect to the Purchaser disclosed on Schedule A to the Voting Agreement is true and correct.

(b)           Authorization; Sufficient Funds; No Conflicts.

(i)            The Purchaser has full corporate power and authority to execute and deliver the Transaction Documents and to consummate the Transactions.  The execution, delivery and performance by the Purchaser of the Transaction Documents and the consummation of the Transactions have been duly authorized by all necessary corporate action on behalf of the Purchaser and no other proceedings on the part of the Purchaser are necessary to authorize the execution, delivery and performance by the Purchaser of the Transaction Documents and consummation of the Transactions (other than the Parent Shareholder Approval). The Purchaser has duly executed and delivered this Agreement and at or prior to the Closing will have duly executed and delivered each other Transaction Documents to which it is, or is specified to be, a party.  Assuming the Transaction Documents constitute the valid and binding obligation of the Company, the Transaction Documents are (or will be, as applicable) valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions.  The Parent Shareholder Approval is the only vote of holders of any class or type of the Purchaser’s securities that is necessary to adopt and approve the Transaction Documents and to approve the Transactions.

(ii)           At and immediately prior to the Closing, the Purchaser will have, cash in immediately available funds equal to or in excess of the Aggregate Purchase Price.  The Purchaser affirms that it is not a condition to the Closing or to any of its obligations under this Agreement that it first obtain financing for, or related to, any of the Transactions.  The Purchaser has furnished the Company with an accurate and complete copy of the executed commitment letter by and between the Purchaser and HNA, dated as of the date hereof (including all exhibits, schedules, annexes, supplements and amendments thereto to the extent permitted thereunder, the “Commitment Letter”) to invest, subject to the terms and conditions therein, cash in the aggregate amount set forth therein for the purpose of funding the Transactions (being collectively referred to as the “Financing”).  The Commitment Letter has not been amended or modified and, no such amendment or modification is contemplated or pending.  The commitments contained in the Commitment Letter have not been withdrawn, terminated or rescinded in any respect, and no such withdrawal, termination or rescission is contemplated.  There are no side letters or other contracts or written arrangements relating to the funding or investing, as applicable, of the full amount of the Financing.  The Commitment Letter is not subject to any conditions precedent related to the funding of the full amount of the Financing other than as set forth expressly therein and is in full force and effect and constitutes the legal, valid, binding and enforceable obligation of the Purchaser and HNA, subject to the Enforceability Exceptions.

(iii)          The execution, delivery and performance of the Transaction Documents by the Purchaser, the consummation by the Purchaser of the Transactions does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) the certificate of incorporation or bylaws of the Purchaser, (B) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Purchaser or (C) any Permit, judgment, order, decree, ruling, injunction or Law applicable to the Purchaser or any of its Affiliates, other than in the cases of clauses (B) and (C) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions by the Purchaser.

(c)           No Consents.  Assuming the accuracy of the representations and warranties of the Company set forth herein, other than (A) any required filings or approvals under the HSR Act in connection with the issuance of the Shares, (B) any required filings or approvals in connection with the Parent Shareholder Approval, (C) any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions by the Purchaser or (D) as have been obtained prior to the date of this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Purchaser and its Affiliates in connection with the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the Transactions.

(d)           Securities Act Representations.

(i)            The Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the issuance and sale of the Shares is being made in reliance on a private placement exemption from registration under the Securities Act.  The Purchaser is acquiring the Shares for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” Law, or with any present intention of distributing or selling the Shares in violation of the Securities Act.  The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment.

(ii)                                  Neither the Purchaser nor any of its Affiliates is acting in concert, and neither the Purchaser nor any of its Affiliates has any agreement or understanding, with any Person that is not an Affiliate of the Purchaser, and is not otherwise a member of a “group” (as such term is defined in Section 13(d)(3) of the Exchange Act), with respect to the Company or its securities.

(e)                                  Brokers and Finders.  Neither the Purchaser nor any of its Affiliates has retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the Transactions whose fees the Company would be required to pay.

(f)                                   Ownership of Company Equity Securities or Debt.  Neither the Purchaser nor any of its Affiliates Beneficially Own or hold any shares of Company Common Stock or any other securities or indebtedness of the Company or any of its Subsidiaries other than any such shares of Company Common Stock, securities or indebtedness that may be acquired following the date of this Agreement by Affiliates of HNA that (i) are engaged in ordinary course securities trading activities on behalf of Third Parties, (ii) have not received any Confidential Information and (iii) have not been directly or indirectly encouraged to acquire shares of Company Common Stock or any other securities or indebtedness of the Company by the Purchaser Parties or any of their Affiliates or any of their respective Representatives.

(g)                                  Legal Proceedings.  As of the date hereof, neither the Purchaser nor to the knowledge of the Purchaser, any of its Affiliates, is a party to any, and there are no pending, or to the knowledge of the Purchaser, threatened, (i) legal, administrative, arbitral or other proceedings, claims, actions, governmental investigations of any nature against the Purchaser or any of its Affiliates or (ii) order, judgment or decree of a Governmental Entity binding upon the Purchaser or any of its Affiliates, in each case, that would be reasonably be expected to prevent or materially impair or delay the consummation of the Transactions.

(h)                                 Anti-Money Laundering, Anti-Terrorism and Similar Laws.

(i)                                     None of the Purchaser, any Person directly or indirectly controlling or controlled by the Purchaser, or, to the Purchaser’s knowledge, after reasonable review of publicly available information, any of the Purchaser’s Beneficial Owners is included on a Government List or is owned in any amount or controlled by any Person on a Government List, as amended from time to time.

(ii)                                  None of the Purchaser, any Person directly or indirectly controlling or controlled by the Purchaser, or, to the Purchaser’s knowledge, after reasonable review of publicly available information, any of the Purchaser’s Beneficial Owners is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those Persons or entities that appear on any Government List, as amended from time to time.

(iii)                               None of the funds to be used to purchase the Shares or in connection with the Transactions shall be knowingly derived from any activities that contravene any applicable Laws concerning money laundering, terrorism, narcotics trafficking, or bribery, or from any Person, entity, country, or territory on a Government List.

(i)                                     No Additional Representations.

(i)                                     The Purchaser acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except for the representations and warranties made by the Company as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, the Company makes no other representation or warranty, and no other Person makes any representation or warranty, with respect to (A) any matters relating to the Company, its Subsidiaries or any of its or its Subsidiaries’ business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to the Purchaser (or any of its Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (C) the future business and operations of the Company and its Subsidiaries, and the Purchaser has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement.

(ii)                                  The Purchaser acknowledges and agrees that it has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of the Transaction Documents.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.01.                                                                          Taking of Necessary Action.  Each of the parties hereto agrees to reasonably cooperate with the other parties hereto and use its reasonable efforts promptly to take or cause to be taken all action, and promptly to do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions, subject to the terms and conditions hereof and compliance with applicable Law.  In case at any time before or after the Closing any further action is necessary or desirable to carry out the purposes of the Transactions, the proper officers, managers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and the sole expense of, the requesting party.

Section 4.02.                                                                          Transfer Restricted Period; No Hedging.

(a)                                 During the Transfer Restricted Period, notwithstanding any rights provided in the Registration Rights Agreement but subject to the exceptions stated in this Section 4.02, the Purchaser shall not, without the Company’s prior written consent, directly or indirectly (including by reason of any dividend payable in securities, issuance or transfer of equity interests, combination, recapitalization, reclassification, merger, consolidation or otherwise), sell, offer, transfer, assign, mortgage, hypothecate, gift, pledge or dispose of, enter into or agree to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, mortgage, hypothecation, gift, assignment or similar disposition (including any economic, beneficial or other interest therein) of (any of the foregoing, a “transfer”), any of the Shares (such actions, “Prohibited Transfers”), other than Permitted Transfers.  Following the Transfer Restricted Period, the Purchaser shall not transfer any Shares to any majority-owned Subsidiary of HNA unless such Affiliate has executed and delivered a Transferee Joinder and a duly completed IRS Form W-9, Form W-8 or other appropriate tax form to the Company.  Any purported Prohibited Transfer in violation of this Section 4.02 shall be null and void ab initio.  Notwithstanding the foregoing, the Purchaser (or a majority-owned Subsidiary of HNA) shall, subject to the limitations set forth in Section 4.02(b), be permitted to mortgage, hypothecate, and/or pledge the Shares in respect of one or more loans entered into for the purpose of funding the Aggregate Purchase Price or the purchase price of any additional shares of Company Common Stock (each, a “Permitted Loan”).  Any Permitted Loan entered into by the Purchaser or its controlled Affiliates shall be with one or more recognized financial institutions that are not Affiliates of Purchaser or HNA and nothing contained in this Agreement shall prohibit or otherwise restrict the ability of any lender (or its securities’ affiliate) or collateral agent to foreclose upon and sell, dispose of or otherwise transfer the Shares mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default under a Permitted Loan.  Notwithstanding the foregoing or anything to the contrary herein, in the event that any lender or other creditor under a Permitted Loan transaction (including any agent or trustee on their behalf) or any Affiliate or permitted assign of the foregoing exercises any rights or remedies in respect of the Shares or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or Affiliate of any of the foregoing (other than, for the avoidance of doubt, Purchaser or any of its Affiliates) shall be entitled to any rights hereunder (including Section 4.08).

(b)                                 Notwithstanding anything in this Agreement to the contrary, for so long as the Purchaser or any of its Affiliates Beneficially Own any Shares, excluding any Permitted Transfer, the Purchaser shall not, and shall cause its Affiliates to not, without the Company’s prior written consent, transfer any Shares in any one transaction or series of related or unrelated transactions (i) in an aggregate amount equal to five percent (5.0%) or more of the outstanding Company Common Stock to any Person or “group” (as such term is defined in Section 13(d)(3) of the Exchange Act),  (ii) to any Person that, at the time of such transfer (prior giving effect thereto), to the knowledge of the Purchaser (after reasonable inquiry), Beneficially Owns in excess of five percent (5.0%) of the outstanding Company Common Stock or (iii) to any Competitor or to any Person that is to the knowledge of Purchaser an Affiliate of a Competitor; provided, that the foregoing shall not apply to any transfer of securities made by the Purchaser in an underwritten offering of securities to the public.

(c)                                  During the Transfer Restricted Period, the Purchaser shall not, and shall cause its Affiliates to not, without the Company’s prior written consent, enter into or engage in any hedge, swap, short sale, derivative transaction or other agreement or arrangement that transfers to any Third Party, directly or indirectly, in whole or in part, any of the economic consequences of ownership of any of the Shares.

(d)                                 Notwithstanding anything in this Agreement to the contrary, any sale of Company Common Stock pursuant to the Registration Rights Agreement shall be subject to any applicable limitations set forth in this Section 4.02 and therein.

Section 4.03.                                                                          Standstill.

(a)                                 Each of the Purchaser Parties agrees that, during the Standstill Period, it shall not, and shall cause each of its Affiliates (collectively and individually, the “Standstill Parties”) not to, directly or indirectly, in any manner, alone or in concert with others take any of the following actions without the prior consent of the Company (acting through a resolution of the Board of Directors):

(i)                                     make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)) or consents to vote, or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of individuals to the Board of Directors or to approve any proposals submitted to a vote of the stockholders of the Company that have not been authorized and approved, or recommended for approval, by the Board of Directors, or become a “participant” in any contested “solicitation” (as such terms are defined or used under the Exchange Act) for the election of directors with respect to the Company, other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board of the Directors at any stockholder meeting, or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(ii)                                  form, join, encourage or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not Standstill Parties with respect to any equity securities or any indebtedness of the Company (or its Subsidiaries) or otherwise in any manner agree, attempt, seek or propose to deposit any equity securities or any indebtedness of the Company (or its Subsidiaries) or any securities convertible or exchangeable into or exercisable for any such equity securities or any indebtedness in any voting trust or similar arrangement, or, except as may be provided by the Stage 2 Investment Agreement, subject any equity securities or any indebtedness of the Company (or its Subsidiaries) to any arrangement or agreement with respect to the voting thereof;

(iii)                               acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, (x) any indebtedness of the Company (or its Subsidiaries) or (y) any equity securities of the Company (or its Subsidiaries) or any rights decoupled from the underlying securities that, in the case of clause (y), would result in the Purchaser Parties (together with all Standstill Parties), having Beneficial Ownership in more than 9.9% in the aggregate of the shares of the Company Common Stock outstanding at such time; provided that this Section 4.03(a)(iii) will not be breached, and nothing in this Section 4.03(a)(iii) will require any shares of Company Common Stock to be sold, solely to the extent the Standstill Parties, collectively, exceed the ownership limit under this paragraph as the result of any share repurchase or any other Company action that reduces the number of outstanding shares of Company Common Stock;

(iv)                              effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme of arrangement, business combination, recapitalization, reorganization, sale or acquisition of all or substantially all assets, liquidation, dissolution, delisting or deregistration of securities, material change in capitalization or dividend policy, joint venture with a Third Party or other extraordinary transaction involving the Company or any of its Subsidiaries or any of their respective securities or indebtedness (each, an “Extraordinary Transaction”); provided, however, that this clause (iv) shall not preclude the tender by the Standstill Parties of any securities of the Company into any Third Party Tender/Exchange Offer solely to the extent the Board of Directors recommends that the holders of the Company Common Stock accept such tender or exchange offer, or takes no position with respect to such Third Party Tender/Exchange Offer, in each case in a Schedule 14D-9 under the Exchange

Act or the vote by the Standstill Parties of any voting securities of the Company with respect to any Extraordinary Transaction in accordance with the recommendation of the Board of Directors; or

(v)                                 (A) call or seek to call any meeting of stockholders of the Company, including by written consent, (B) seek representation on the Board of Directors, seek the removal of any member of the Board of Directors, or otherwise seek to control or change the Board of Directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board of Directors, (C) solicit consents from stockholders or otherwise act or seek to act by written consent with respect to the Company, (D) conduct a referendum of stockholders of the Company or (E) make a request for any stockholder list or other Company books and records, whether pursuant to Section 220 of the Delaware General Corporation Law, as amended from time to time, or otherwise; provided that nothing in this Section 4.03(a)(v) shall restrict or prohibit any Standstill Party from voting any shares of Company Common Stock owned by such Standstill Party in its discretion;

(vi)                              publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing activities;

(vii)                           enter into any negotiations, agreements or understandings with any Third Party with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any of the foregoing actions in this Section 4.03; or

(viii)                        request, directly or indirectly, any amendment, modification or waiver of this Section 4.03 (including this clause (viii)).

(b)                                 The foregoing provisions of Section 4.03(a) shall not be deemed to prohibit (i) the Standstill Parties or their respective directors, executive officers, partners, employees, managing members, advisors or agents (acting in such capacity) from communicating privately with the Company’s Board of Directors, officers or advisors following the Negotiation Period with respect to any Extraordinary Transaction; provided that no such person may request, directly or indirectly, any amendment, modification or waiver of this Section 4.03, or (ii) acquisitions of equity or debt securities of the Company by Affiliates of HNA that (x) are engaged in ordinary course securities trading activities on behalf of Third Parties, (y) have not received any Confidential Information and (z) have not been directly or indirectly encouraged to take any of the foregoing activities by any of the Standstill Parties or any of their respective Representatives (such Affiliates, the “HNA Trading Affiliates”).

(c)                                  Upon the date on which the Company enters into a definitive agreement with respect to a Change in Control of the Company, the restrictions set forth in Section 4.03(a) shall be suspended.  Upon the termination of any such agreement prior to the consummation of the Change in Control of the Company contemplated thereby, such restrictions shall be reinstated in accordance with their terms for the duration of the Standstill Period.

(d)                                 Notwithstanding anything in this Section 4.03 to the contrary, during the Standstill Period, if the Board of Directors determines to commence a process for soliciting indications of interest, proposals or offers from Third Parties, or otherwise explore strategic alternatives, in each case that is intended or would reasonably be expected to result in a Change in Control of the Company, (i) the Board of Directors will provide prompt written notice thereof to the Purchaser (unless any Observer designated by the Purchaser has already been notified in writing of such process, in connection with his or her attendance at meetings of the Board of Directors or otherwise) and (ii) the Purchaser will be permitted to participate in such process on terms and conditions as are substantially identical to those applicable to other potential bidders, subject to those deviations that the Board of Directors determines in good faith are required by applicable Law, or as otherwise determined by the Board of Directors in good faith in a manner consistent with the exercise of its fiduciary duties.  For the avoidance of doubt, this Section 4.03 shall not apply, in whole or in part, if the Board of Directors has not determined to engage in any process or exploration of strategic alternatives, in each case, as described in the immediately preceding sentence, including under any circumstances in which the Company determines to enter into any agreement with any Person that is intended to result in a Change in Control of the Company without having determined to engage in such a process or exploration of strategic alternatives. The Purchaser understands (x) that the Board of Directors and its representatives shall be free to conduct or terminate in whole or in part any process for any transaction as they in their sole discretion shall determine (including negotiating with any of the prospective parties to any such transaction and entering into a definitive agreement with any Person without prior notice to the Purchaser or any other Person), (y) any procedures relating to such transaction may be changed at any time without notice to the Purchaser or any other Person and (z) that the Board of Directors expressly reserves the right in its sole and absolute direction to evaluate the terms of any proposal and to fully or partially accept or reject any or all proposals, to terminate discussions with any or all Persons without assigning any reason therefor and to determine not to engage in any transaction, including a Change in Control of the Company.

Section 4.04.                                                                          Securities Laws.  The Purchaser acknowledges and agrees that:

(a)                                 as of the Closing Date, the Shares have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws, is available;

(b)                                 except as provided in the Registration Rights Agreement with respect to the Shares, the Purchaser has no right to require the Company or any of its Subsidiaries to register the Shares;

(c)                                  the Company Common Stock is listed on NASDAQ and the Company is required to file reports containing certain business and financial information with the SEC and may be required to file a copy of this Agreement with the SEC, pursuant to the reporting requirements of the Exchange Act and that it is able to obtain copies of such reports; and

(d)                                 the certificates or book-entry position representing the Shares will bear or reflect, as applicable, legends substantially similar to the following:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THE COMPANY MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION”

Additionally, for so long as a holder of Shares is subject to any transfer restrictions set forth in this Agreement, the certificates or book-entry position representing such holder’s Shares will bear or reflect a legend substantially similar to the following:

“THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN INVESTMENT AGREEMENT, DATED NOVEMBER 8, 2016 (AS IT MAY BE AMENDED FROM TIME TO TIME), BY AND AMONG THE COMPANY AND CERTAIN OTHER PARTIES THERETO, COPIES OF WHICH ARE PUBLICLY FILED OR ON FILE WITH THE SECRETARY OF THE ISSUER.”

Section 4.05.                                                                          Lost, Stolen, Destroyed or Mutilated Certificates.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any Shares and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate or, at the Company’s option, a share ownership statement representing such Shares.

Section 4.06.                                                                          Regulatory Approvals.

(a)                                 Antitrust.  As soon as reasonably practicable following the date hereof (and, in any event, no later than ten (10) Business Days after the date hereof) and pursuant to the applicable requirements of the HSR Act, unless the Purchaser and the Company agree in writing that no such filings are required under the HSR Act, the Company on the one hand, and the Purchaser, on the other hand, shall cause notification and report forms relating to the Transactions to be filed with the FTC and the DOJ requesting early termination of any applicable waiting period under the HSR Act.  As promptly as reasonably practicable following the date on which any other Governmental Entity notifies any of the parties hereto or any of their respective Affiliates or representatives prior to the Closing that any registration, declaration, filing or notification is required under any other applicable laws, rules or regulations (including Antitrust Laws) to be filed with such other Governmental Entity in connection with the Transactions, such parties shall cause to be filed with such other applicable Governmental Entity, such applicable registration, declaration, filing or notification. The Company on the one hand, and the Purchaser, on the other hand, shall (i) subject to the confidentiality provisions of this Agreement and the Confidentiality Agreement, promptly supply the other party with any information which may be required in order to effectuate such filings, subject to applicable laws, and (ii) exercise reasonable best efforts to respond as promptly as practicable to any inquiries received from the FTC, the DOJ or any other applicable Governmental Entity for additional information or documentation.  The Company on the one hand, and the Purchaser, on the other hand, shall (x) promptly notify and apprise the other party of any substantive communication between that party and the FTC, the DOJ, or any other applicable Governmental Entity and discuss with and permit the other party to review in advance (and consider in good faith the other party’s reasonable comments in connection with) any proposed written or oral communication to any such Governmental Entity, (y) consult with the other party in advance of participating in any substantive meeting, telephone call or discussion with the FTC, the DOJ, or any other applicable Governmental Entity with respect to any filings, investigation or inquiry concerning the Transactions and, to the extent not prohibited by such Governmental Entity, give the other party the opportunity to attend and participate thereat and (z) furnish the other party with copies of all written correspondence, filings and communications between such party and their respective representatives on the one hand, and any such Governmental Entity or members of its staff on the other hand, with respect to the Transactions.  The Purchaser and the Company each shall pay and be responsible for 50% of all filing fees under the HSR Act and any other filings made pursuant to this Section 4.06.

(b)                                 CFIUS.  Each of the parties and their respective Affiliates shall use reasonable best efforts to (i) make the draft filing with CFIUS contemplated under 31 C.F.R. § 800.401(f) with respect to the Transactions and initiate the pre-notice consultation process with CFIUS as soon as practicable following the date of this Agreement, and in no event later than 15 Business Days from the date hereof, (ii) following such pre-notice consultation, as promptly as practicable, file with CFIUS the joint notice as contemplated by 31 C.F.R. § 800.401(a) and, in the case of the Purchaser Partiers, the personal identifier information required to be submitted separately from such notice as contemplated by 31 C.F.R. § 800.402(c)(6)(vi)(B) with respect to the Transactions, (iii) promptly and, in all events, consistent with any deadline imposed under CFIUS or the Exon-Florio Amendment, comply with any request received by any of them or any of their respective Affiliates from any Governmental Entity for any certification, additional information, documents or other materials in respect of such joint notice or the Transactions, including providing, or causing to be provided, all agreements, documents, instruments, affidavits or information that may be required or requested by CFIUS relating to such party or its Affiliates or its or their structure, ownership, businesses, operations, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, partners, members or shareholders; (iv) ensure that any information furnished in respect of this Section 4.06(b) is true, complete and correct in all material respects; and (v) cooperate with each other in connection with any such filing and in connection with resolving any investigation or other inquiry of any Governmental Entity under the Exon-Florio Amendment with respect to any such filing or the Transactions.   Subject to the limitations set forth in Section 4.07, the parties shall take, and cause their Affiliates to take, any and all actions necessary, and agree to all such requirements or conditions, to mitigate any national security concerns as may be requested or required by CFIUS in connection with, or as a condition of, the receipt of CFIUS Approval.

(c)                                  DSS.  The parties and their respective Affiliates shall use reasonable best efforts to prepare and submit to DSS, as soon as practicable after the date of this Agreement, a foreign ownership, control and influence (“FOCI”) mitigation plan to address any national security concerns of the United States.  Subject to the limitations set forth in Section 4.07, the parties shall take, and cause their Affiliates to take, any and all actions necessary, and agree to all such requirements or conditions as may be requested or required by DSS in connection with, or as a condition of, the receipt of DSS Approval of the FOCI mitigation plan and make such changes to the FOCI mitigation plan as are requested or required by DSS to obtain DSS Approval.

(d)                                 ITAR.  The Company and its Subsidiaries will use reasonable best efforts to timely submit to DDTC the 5-day post-closing notice pursuant to Section 122.4(a) of the International Traffic in Arms Regulations (“ITAR”).

Section 4.07.                                                                          Certain Regulatory Matters.  Nothing contained in this Agreement shall obligate the parties and their Affiliates to agree to any conditions or to take any action with respect to obtaining either the CFIUS Approval or DSS Approval unless the effectiveness of such agreement or action is conditioned upon the Closing.  Notwithstanding anything to the contrary contained in this Agreement, nothing shall require (a) the parties and their respective Affiliates, as a condition of obtaining either the CFIUS Approval or the DSS Approval, to agree or undertake (i) to sell, divest, license, invalidate, revoke or otherwise dispose of all or any portion of the capital stock, assets, properties, rights, products, leases, businesses, services or other operations or interests therein of the Company and/or any Affiliate thereof, regardless of the percentage of revenues, individually or in the aggregate, of the consolidated revenues of the Company accounted for by such capital stock, assets, properties, rights, products, leases, businesses, services or other operations or interests therein of the Company or an Affiliate thereof, (ii) to implement a Proxy Agreement or Special Security Agreement or any substantially similar agreement with respect to any business, services or other operations of the Company or an Affiliate thereof, that, individually or in the aggregate, accounted for more than 5% of the combined and consolidated revenues of the Company and Emerging Market Communications LLC during the twelve-month period ended September 30, 2016, or (iii) to take any action or agree to any restriction that would prohibit or materially impede the completion of the Stage 2 Transactions, (b) any Purchaser Party to (i) purchase or accept from the Company any security other than the Shares or (ii) agree to any material limitation or material restriction on the economic rights with respect to the Shares or the exercise of voting rights with respect thereto (by way of illustration, such a material limitation, restriction or right includes any requirement for any Purchaser Party to place the Shares in a trust or to entrust voting control over the Shares to a Third Party and any limitation of the right of the Purchaser Group to receive any Make-Whole Payment pursuant to Section 4.12), or (c) any Purchaser Party and their respective Affiliates to agree to actions or restrictions relating to the assets or businesses of any Purchaser Party or their respective Affiliates to the extent that those assets and businesses do not involve interstate commerce in the United States.

Section 4.08.                                                                          Board Observer.

(a)                                 Subject to the limitations set forth in this Section 4.08, Purchaser shall have the right to designate one (1) individual as an observer to attend each meeting of the Board of Directors (each, an “Observer”) in a non-voting capacity, effective as of the Closing.  Prior to the consummation of any direct or indirect Change in Control of the Parent, each Observer must be a member of the senior management of the Purchaser, Parent, HNA or of any wholly-owned operating Subsidiary of HNA (other than any HNA Trading Affiliates).  The initial Observer on the Closing Date shall be Jason Sun (Qijie Sun - 孙奇杰) (the “Initial Observer”).  Following the consummation of any direct or indirect Change in Control of the Parent, each Observer must be (i) a person who was a member of the senior management of the Purchaser or Parent prior to the consummation of such Change in Control of the Purchaser (including the Initial Observer), (ii) a person who is a member of the senior management of HNA or of any wholly-owned operating Subsidiary of HNA (other than any HNA Trading Affiliates) or (iii) any other person who is reasonably acceptable to the Company.  Subject to this Section 4.08(a), such Observer shall have the right to receive notice of and the right to attend all meetings of the Board of Directors, and access to all information or written materials available to members of the Board of Directors, at substantially the same time as such notice or access is provided to the Board of Directors. Such Observer shall also have the right to receive, promptly after execution, a copy of any written consents in lieu of a meeting executed by the Board of Directors.  If the initial Observer is unable to attend any such meeting, the Purchaser shall have the right to designate a substitute Observer upon prior written notice to the Board of Directors.  Purchaser shall cause any such Observer to treat any Confidential Information provided to such Observer in accordance with Section 4.10 and to enter into a customary confidentiality agreement with the Company.  Additionally, the Board of Directors may reserve the right, according to its good faith determination, to withhold any information and to exclude any Observer from any meeting or a portion thereof if and to the extent, (i) access to such information or attendance at such meeting could result in the loss of the attorney-client privilege between the Company or any of its Subsidiaries and their respective counsel or the loss of protection of any trade secret, (ii) in the good faith determination of the Board of Directors, such withholding or exclusion is required for the

Company or its Subsidiaries to comply with any applicable Law or (iii) appropriate due to any actual or potential conflict of interest between the Company and/or any of its Subsidiaries, on the one hand, and the Purchaser and/or its Affiliates, on the other hand.

(b)                                 The Company’s obligations under this Section 4.08 with respect to any Observer shall terminate and the Purchaser shall have no designation rights hereunder with respect to such Observer if the Purchaser and its Permitted Transferees, collectively, cease to Beneficially Own the Minimum Ownership Threshold for a period of at least twenty (20) Business Days after the Company publicly discloses the total number of outstanding shares of the Company Common Stock and, based on such total, the Purchaser and its Permitted Transferees, collectively, no longer Beneficially Own the Minimum Ownership Threshold (such period, the “Ownership Cure Period”).  For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, Third-Party transferees of shares of Company Common Stock shall not have any rights pursuant to this Section 4.08.

(c)                                  Nothing herein shall prohibit the Board of Directors from taking any action proposed to be taken at any meeting thereof or by written consent.

Section 4.09.                                                                          Certain Tax Matters.  Notwithstanding anything herein to the contrary, the Company and any transfer or paying agent of the Company shall have the right to deduct and withhold from any payment or distribution made with respect to the Shares such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable Tax Law.  To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes as having been paid to the person in respect of which such deduction or withholding was made.  In the event the Company previously remitted any amounts to a Governmental Entity on account of Taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) on any Shares, the Company shall be entitled to offset any such amounts against any amounts otherwise payable in respect of such Shares.

Section 4.10.                                                                          Confidentiality.

(a)                                 Each of the Purchaser Parties acknowledges that Confidential Information has been and may in the future be made available to it in connection with the Transactions and its investment in the Company. Each Purchaser Party agrees that it shall, and it shall direct its controlled Affiliates and its directors, officers, partners, employees, accountants, attorneys, financial advisors, other advisers, consultants, agents and representatives (all of the foregoing, collectively, “Representatives”) to, keep the Confidential Information confidential, and such Purchaser Party will not, and shall direct its Representatives not to, without the prior written consent of the Company, disclose any Confidential Information to any Third-Party, in whole or in part, or use, directly or indirectly, the Confidential Information for any purpose other than in connection with the Purchaser’s (or its Affiliates’ or permitted assigns’) investment in the Company. Each Purchaser Party further acknowledges and agrees that it shall disclose Confidential Information to its Representatives only if and to the extent that such Representatives (i) need to know such information in connection with the Purchaser’s investment in the Company, including to the extent related to the tax treatment and tax structure of the Transactions, (ii) who in each case have been informed of the confidential nature of the Confidential Information and (iii) are directed to adhere to, and comply with, the provisions of this Section 4.10 as if they were parties to this Section 4.10.  Each Purchaser Party recognizes and agrees that nothing contained in this Section 4.10 shall be construed as granting to such Purchaser Party or its Representatives any rights, by license or otherwise, to any Confidential Information.

(b)                                 If and to the extent that a Purchaser Party or any of its Representatives is requested or required by any Law or stock exchange or other market or reporting system rule or legal, regulatory, administrative or judicial process (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any Confidential Information, such Purchaser Party or its Representatives may disclose such information without liability hereunder (provided that such Purchaser Party shall (to the extent legally permissible), (i) give the Company prompt written notice of such requirement, (ii) consult, in advance of any such disclosure, with the Company on the advisability of taking legally available steps to resist or narrow such request and (iii) (x) furnish only that portion of the Confidential Information which, based on the advice of counsel, such Purchaser Party or its Representatives are required to disclose, (y) give the Company prompt written notice of the Confidential Information such counsel believes such Purchaser Party or its Representatives, as applicable, are required to disclose and (z) cooperate reasonably with, and not oppose, any action by the Company (at the Company’s request and expense) to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such Confidential Information legally required to be disclosed.  Each Purchaser Party may also disclose Confidential Information to any person to whom such Purchaser Party in good faith is contemplating a transfer of the Shares; provided, that such transfer would not be in violation of the provisions of this Agreement and such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement enforceable by the Company and consistent with the provisions of this Section 4.10. Each Purchaser Party shall be fully responsible for any actions by its Representatives that are in breach of the terms of this Section 4.10 as they apply to Representatives (it being understood that a failure of a Representative to act in accordance with a Purchaser Party’s directions pursuant to this Section 4.10 shall be a breach of the terms of this Section 4.10 as they apply to such Representative).  Notwithstanding any of the foregoing, each Purchaser Party and its Representatives may disclose Confidential Information without notice of any kind to any regulatory authority (including any self-regulatory authority) with jurisdiction over such Purchaser Party or its Representatives, as applicable, in connection with any routine examination, investigation, regulatory sweep or other regulatory inquiry involving such Purchaser Party or its Representative; provided, that such inquiry is not specifically targeted at the Company, the Confidential Information or the Transactions; provided, further, that such Purchaser Party or its Representative requests that such regulatory authority keep such information confidential.

(c)                                  For purposes hereof, “Confidential Information” means any information, data, reports, interpretations, forecasts and records, whether in oral or written form, electronically stored or otherwise, concerning the Company or any of its Subsidiaries or the business, products, markets, services, employees, distributors, suppliers, customers, compensation plans, technology, strategic partners, software, know-how, developments, inventions, marketing, condition (financial or otherwise), operations, assets, liabilities, results of operations, cash flows or prospects of the Company or any of its Subsidiaries (whether prepared by the Company or otherwise) that is furnished or has been furnished (regardless of the manner in which it is or has been furnished) by or on behalf of the Company to a Purchaser Party or any of its Representatives at any time (whether before, on or after the Closing Date) in connection with the Purchaser’s investment in the Company and all notes, analyses, compilations, forecasts, studies, emails or other documents (in whatever form maintained) prepared by the Purchaser or any of its Representatives that contain, reflect or are based upon such information (in whole or in part); provided, that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Purchaser Party or its Representatives in violation of this Section 4.10, (ii) becomes available to a Purchaser Party or its Representatives on a non-confidential basis from a source other than the Company; provided that such source is not known by the Purchaser Party to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information or (iii) the Purchaser Party or its Representatives can demonstrate has been or is independently developed by the Purchaser Party or its Representatives without reference to the Confidential Information.

(d)                                 Each Purchaser Party and the Company hereby agree that the Confidentiality Agreement shall terminate at the Closing without further force or effect, except with respect to Company Transaction Information (as defined therein) with respect to which the Confidentiality Agreement shall continue in full force and effect in accordance with their terms.

Section 4.11.                                                                          Conduct of Business.

(a)                                 The Company agrees with Purchaser that from the date hereof until the Closing or the termination of this Agreement (or, in the case of clause (a)(ii) below, until the end of the M&A Restriction Period), without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned) or as is otherwise specifically permitted or contemplated by this Agreement or as required by Law, the Company shall not:

(i)                                     (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (other than any shares of Company Common Stock or other securities issued as a dividend or other distribution with respect to the Company Common Stock) or (B) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any rights, warrants or options to acquire any such shares, other than (x) in connection with the termination of employment or service, as applicable, of any director, employee or service provider of the Company or any of its Subsidiaries or (y) the Company’s current warrant repurchase program;

(ii)                                  issue, deliver, sell or grant in connection with all acquisitions and joint venture transactions entered into by the Company and its Subsidiaries during such period (excluding any transaction that would result in a Change in Control of the Company) an amount of shares of Company Common Stock with an aggregate Fair Market Value in excess of $500,000,000, it being understood that, in each case, the Fair Market Value of any shares being issued, delivered, sold or granted in connection with any such acquisition or joint venture shall be determined as of the date of entry into the definitive acquisition or joint venture agreement with respect to such acquisition or joint venture in which such shares are issued, delivered, sold or granted;

(iii)                               enter into any registration rights agreement with any Person that would prevent the Purchaser from exercising its registration rights under, or that would otherwise be inconsistent with, the Registration Rights Agreement (it being understood that the provision of substantially similar registration rights to any other Person shall not be inconsistent therewith); or

(iv)                              authorize, any of, or resolve, commit or agree to take any of, the foregoing actions.

(b)                                 The Company agrees with Purchaser that from the date hereof until the end of the M&A Restriction Period, the Company will not acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business, assets or equity interests of any Person (i) for aggregate consideration with a Fair Market Value (as determined as of the date of entry into the definitive acquisition agreement with respect to such acquisition) in excess of $500,000,000 and (ii) that is engaged in a material line of business for such Person that is not substantially similar to one or more of the businesses conducted by the Company and its Subsidiaries (as such businesses will be described in the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2016), unless in each such circumstance when both of the foregoing clauses (i) and (ii) have been triggered the Company provides written notice thereof to Purchaser at least 10 Business Days prior to entering into the definitive acquisition agreement with respect to such acquisition.

Section 4.12.                                                                          Certain Change in Control Transactions.

(a)                                 If a Change in Control of the Company (other than an Exempt Change in Control) is consummated at any time after the Closing and prior to the earlier of the termination of the Negotiation Period and the execution and delivery of the Stage 2 Investment Agreement, and the Fair Market Value of the consideration to be received by the Purchaser Group in such Change in Control of the Company in respect of each of the outstanding Shares held by the Purchaser Group at such time is below the Purchase Price (a “Make-Whole Change in Control”), the Purchaser Group shall have the right (exercisable in its sole discretion upon written notice to the Company pursuant to Section 4.12(b)) to elect to receive for each of the Shares then outstanding and held by the Purchaser Group, in addition to any consideration to be received by the Purchaser Group in such Change in Control, a cash payment equal to the excess (if any) of (i) the Purchase Price over (ii) the Fair Market Value of the consideration received in connection with, or implied by, such Change in Control of the Company (the “Make-Whole Payment”).

(b)                                 In the event of a Make-Whole Change in Control, the Company shall provide notice to the Purchaser of the expected date of consummation of such Make-Whole Change in Control at least fifteen (15) Business Days prior to such date (or such shorter date as may be agreed in writing by the Purchaser), which notice shall specify the Company’s calculation of the Make-Whole Payment, and the expected date of consummation of such Make-Whole Change in Control (a “Make-Whole Change in Control Notice”).  The Purchaser may elect to receive such Make-Whole Payment pursuant to this Section 4.12 by sending a notice of such election to the Company within five (5) Business Days of receipt of such Make-Whole Change in Control Notice.  All amounts payable to the Purchaser Group under this Section 4.12 shall be paid by or on behalf of the Company promptly (and, in any event, no later than five (5) Business Days) after the consummation of such Make-Whole Change in Control or, if later and applicable, the date on which Fair Market Value is determined pursuant to Section 4.12(c).

(c)                                  As used herein, “Fair Market Value” means: (i) with respect to any securities that are traded on the New York Stock Exchange, NASDAQ, any other established securities exchange or any successor to any of the foregoing (each, a “Publicly Traded Security”), the closing sales price for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in such security) on the last trading day prior to the date that a definitive agreement is entered into providing for the applicable Make-Whole Change in Control; and (ii) with respect to any security or other asset other than Publicly-Traded Securities, the fair market value of such security or other asset (determined, in the case of any security, without applying any minority or illiquidity discount) as determined in good faith by the Board of Directors; provided, that if the Purchaser delivers a written objection to such determination pursuant to this clause (c)(ii) within ten (10) Business Days, the fair market value shall be determined as follows: (A) the Board of Directors and the Purchaser shall mutually appoint an independent nationally recognized investment bank or appraiser (the “Appraiser”) to independently make a determination of the fair market value of such security or other asset (determined, in the case of any security, without applying any minority or illiquidity discount) and the determination of the Appraiser shall be the fair market value of such security or asset.  The costs and expenses of the Appraiser shall be borne fifty percent (50%) by the Company and fifty percent (50%) by the Purchaser.

Section 4.13.                                                                          Voting Agreement; Parent Shareholder Approval.  The Purchaser shall not, and each of the Purchaser Parties shall not take any action (including any transfer of any equity or capital of the Parent or Purchaser) that would permit the Purchaser to, take any action (including the issuance of any equity or capital) that would or would be reasonably expected to prevent, impede or delay the Parent Shareholder Approval.  The Purchaser Parties shall use their reasonable best efforts to (i) comply with all applicable Laws, and stock exchange rules in connection with seeking and obtaining the Parent Shareholder Approval and (ii) cause the Parent Shareholder Approval to occur as soon as reasonably practicable; provided, however, that in any event, subject to the Company having filed after the date hereof its Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2016 no later than 10 days after the original due date therefor (without regard to any extension under Rule 12b-25(b) under the Exchange Act), the Purchaser Parties shall cause the Parent Shareholder Approval to occur prior to (a) the Outside Date or (b) if the Outside Date is extended to the

Extension Option Date, then the Extension Option Date.   For the avoidance of doubt, the Company shall not be required to provide any financial statements to the Purchaser Parties for the specific purpose of obtaining the Parent Shareholder Approval (other than the financial statements it has already filed or may be required to file, pursuant to the reporting requirements of the Exchange Act).

Section 4.14.                                                                          Escrow Agreement. Promptly, but not later than fourteen (14) Business Days, after the date hereof, the Company, Parent and the Purchaser shall execute an escrow agreement (together with any exhibits and as amended from time to time, the “Escrow Agreement”) with JPMorgan Chase Bank, N.A., as the escrow agent (the “Escrow Agent”) in substantially the form attached hereto as Exhibit D, pursuant to which the Purchaser is required to deposit within fourteen (14) Business Days after the date hereof an amount in cash equal to $10,000,000 (such amount, together with all accrued interest thereon, the “Escrow Fund”) into the escrow account set up pursuant to the Escrow Agreement.

Section 4.15.                                                                          Guarantee.

(a)                                 Parent hereby, irrevocably and unconditionally and as a primary obligation, guarantees, subject to the terms and conditions set forth in this Agreement, the payment and performance by the Purchaser of its obligations for payment or performance under this Agreement when due (the “Guaranteed Obligations”). If the Purchaser fails or refuses to pay or perform any such Guaranteed Obligations when due for payment or performance in accordance with this Agreement, Parent shall, upon the written request of the Company, immediately pay or perform, as applicable, such Guaranteed Obligations.

(b)                                 The guarantee made by Parent pursuant to this Section 4.15 is a guarantee of payment and performance and not of collection. The obligations of Parent hereunder shall be continuing, absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by: (i) any invalidity, illegality or unenforceability against the Purchaser of this Agreement due to the lack of power or authority of the Purchaser to enter into or perform this Agreement or as a result of the bankruptcy, insolvency, dissolution, liquidation or reorganization or similar event affecting the Purchaser; (ii) any modification, amendment, restatement, waiver by the Purchaser or rescission of, or any consent to the departure by the Purchaser from, any of the terms of this Agreement (whether or not Parent received notice of the same); (iii) any exercise or non-exercise by the Company of any right or privilege under this Agreement and any notice of such exercise or non-exercise; (iv) any extension, renewal or waiver by the Purchaser of any of its obligations or liabilities under this Agreement, by operation of Law or otherwise, or any permitted assignment of any such obligations or liabilities by the Company; (v) any change in the corporate existence, structure or ownership of the Purchaser; (vi) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Purchaser or its assets or any resulting release or discharge of the Purchaser’s obligations or liabilities under this Agreement; (vii) any requirement that the Company exhaust any right or remedy or take any action against the Purchaser or any other Person before seeking to enforce the obligations of Parent under this Section 4.15; (viii) the existence of any defense, set-off or other rights that Parent may have at any time against the Company or any other Person, whether in connection herewith or any unrelated transactions; or (ix) any other suretyship defenses available to a guarantor.

Section 4.16.                                                                          Competitors.  Between (i) the date hereof and (ii) the earliest of (x) the termination of this Agreement, (y) the entry into the Stage 2 Investment Agreement and (z) the termination of the Negotiation Period, the Purchaser and Parent agree not to, and to cause each of their respective Subsidiaries not to, directly or indirectly, enter into any contract, agreement, commitment, term sheet or similar arrangement (whether or not binding) with any Competitor with respect to the provision of in-flight connectivity systems, or engage in any discussions or negotiations with any Competitor with respect to any such contract, agreement, commitment, term sheet or similar arrangement.  The covenants set forth in this Section 4.16 do not apply to any such contract, agreement, commitment, term sheet or similar arrangement in effect as of the date hereof (each of which Parent confirms is identified on Section 4.16 of the Purchaser Disclosure Letter).

ARTICLE V

TERMINATION

Section 5.01.                                                                          Termination .  This Agreement may be terminated at any time prior to the Closing:

(a)                                 by the mutual written consent of the Company and the Purchaser;

(b)                                 by the Purchaser, upon written notice to the Company, if (i) the Company shall have breached any representation, warranty, covenant or agreement set forth in this Agreement, (ii) such breach, if curable, is not cured within thirty (30) days after the Company receives written notice thereof from the Purchaser, (iii) such breach would cause any of the conditions set forth in Section 2.04(a) or (b) not to be satisfied and (iv) if the Purchaser is not then in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

(c)                                  by the Company, upon written notice to the Purchaser, if (i) the Purchaser shall have breached any representation, warranty, covenant or agreement set forth in this Agreement, (ii) such breach, if curable, is not cured within thirty (30) days after the Purchaser receives written notice thereof from the Company, (iii) such breach would cause any of the conditions set forth in Section 2.05(a) or (b) not to be satisfied and (iv) if the Company is not then in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

(d)                                 by the Company or the Purchaser, upon written notice to the other party, if the Closing shall not have occurred by April 10, 2017 (“Outside Date”); provided, however, that the right to terminate this Agreement under this paragraph (d) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such Outside Date (as may be extended pursuant to this Section 5.01(d)); provided, further, that if, by the third (3rd) Business Day prior to such Outside Date (the “Extension

Option Date”), the conditions set forth in Section 2.03(a) and/or Section 2.03(b) have not been satisfied and all of the other conditions set forth in Section 2.03, Section 2.04 and Section 2.05 have been satisfied or duly waived by the Company or the Purchaser, as applicable (other than those conditions that by their nature cannot be satisfied until the Closing Date, but which would be capable of being satisfied if the Closing occurred on the Extension Option Date), the Purchaser or the Company may, by written notice delivered to the other party, extend the then-current Outside Date to a date not later than July 10, 2017;

(e)                                  by the Company or the Purchaser, upon written notice to the other party, in the event that (i) any Governmental Entity shall have issued an order or taken any other action restraining, enjoining or otherwise prohibiting the Transactions and (ii) such order or action shall have become final and non-appealable;

(f)                                   by the Company, upon written notice to the Purchaser, if (i) all of the conditions set forth in Section 2.03 and Section 2.04 (other than those conditions that by their terms are to be satisfied at the Closing but which would be capable of being satisfied if the Closing occurred on the date of such notice) have been satisfied or duly waived by Purchaser (subject to Section 2.06), (ii) the Company has irrevocably confirmed in writing to the Purchaser that the Company is ready, willing and able to consummate the Transactions and (iii) the Purchaser fails to complete the Closing on the date on which the Closing should have occurred pursuant to Section 2.02(a); provided, however, that the Company shall not be permitted to terminate the Agreement pursuant to this clause (f) prior to the Outside Date if the Purchaser Parties have complied in all material respects with their obligations under Section 4.13 and the Parent Shareholder Approval has not been obtained;

(g)                                  by the Company, upon written notice to the Purchaser, if Purchaser does not enter into the Escrow Agreement and deposit or cause to be deposited, on or prior to the fourteenth Business Day after the date hereof, the Escrow Fund into the escrow account set up pursuant to the Escrow Agreement; or

(h)                                 by the Company or the Purchaser, upon written notice to the other party, if a Change in Control of the Company is consummated at any time prior to the Closing.

Section 5.02.                                                                          Effect of Termination.  In the event of termination of this Agreement as provided in Section 5.01, this Agreement shall forthwith become void and there shall be no liability under this Agreement on the part of any party hereto; provided, that subject to Section 5.03(d), nothing herein shall relieve any party from liability for any breach of this Agreement that occurred before such termination and the terms of this Article V and Article VI shall survive any such termination.

Section 5.03.                                                                          Release of Escrow Following Termination.

(a)                                 If (i) this Agreement is terminated by the Company pursuant to Section 5.01(c) or Section 5.01(f), (ii) (A) all of the conditions set forth in Section 2.03 and Section 2.04 have been satisfied (other than those conditions that are by their terms to be satisfied at the Closing), except for the condition set forth in Section 2.03(c) (solely as a result of a failure of the Parent Shareholder Approval having been obtained) and (B) this Agreement is terminated by either the Company or the Purchaser pursuant to Section 5.01(d), (iii) this Agreement is terminated by either the Company or the Purchaser pursuant to Section 5.01(e) (solely as a result of the failure of the Parent Shareholder Approval having been obtained) or (iv) (A) this Agreement is terminated by either the Company or the Purchaser pursuant to Section 5.01(d) and (B) at the time of such termination the Company shall have been entitled to terminate this Agreement pursuant to Section 5.01(f) (each, a “Company Escrow Release Termination”), immediately following such termination, each of the Company and the Purchaser shall take all actions necessary, required or advisable (including executing any Joint Release Notice required pursuant to the Escrow Agreement) to cause the Escrow Fund to be immediately released to the Company pursuant to the terms of the Escrow Agreement.

(b)                                 Immediately following the occurrence of both (i) any termination of this Agreement other than a Company Escrow Release Termination and (ii) the automatic termination of the Subscription Agreement pursuant to Section 4.1 thereof, each of the Company and the Purchaser shall take all actions necessary, required or advisable (including executing any Joint Release Notice required pursuant to the Escrow Agreement) to cause the Escrow Fund to be immediately released to the Purchaser pursuant to the terms of the Escrow Agreement.

(c)                                  Each of the parties acknowledges and agrees that the Escrow Fund is a reasonable forecast of actual damages to the Company and constitutes liquidated damages and not a penalty. The parties acknowledge that the agreements contained in Section 5.03(a) through Section 5.03(d) are an integral part of the Transactions and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if either the Purchaser or the Company fails to cause the Escrow Fund to be released when due pursuant to the terms of this Section 5.03, such party shall also pay to the other party (i) any documented reasonable out-of-pocket costs and expenses (including reasonable attorney fees) incurred by the other party in connection with any legal action to enforce this Agreement that results in a judgment against the party failing to cause the Escrow Fund to be released pursuant to this Section 5.03 and (ii) interest on the amount of such payment from the date such payment was due.

(d)                                 In the event a Company Escrow Release Termination occurs, then, notwithstanding anything to the contrary in this Agreement, the payment of the Escrow Fund pursuant to Section 5.03(a) shall not be the sole and exclusive remedy of the Company for any breach by a Purchaser Party of any of the Transaction Documents and shall be in addition to any and all other legal and equitable remedies available to the Company; provided, however, that, if this Agreement has been terminated, in no event shall any of the Purchaser Parties have any liability under this Agreement in an aggregate amount in excess of the Aggregate Purchase Price (inclusive of the Escrow Fund to the extent paid to the Company).

ARTICLE VI

MISCELLANEOUS

Section 6.01.                                                                          Survival of Representations and Warranties.  All covenants and agreements contained herein, other than those to the extent their terms apply in whole or in part after the Closing (which shall survive the Closing to such extent), shall terminate as of the Closing, provided nothing herein shall relieve any party of liability for any breach of such covenant or agreement before it terminated.  Except for the warranties and representations contained in clauses (a), (b), (c), (d), (e) and (o) of Section 3.01 and the representations and warranties contained in clauses (a), (b), (d),  (e), (f), (h) and (i) of Section 3.02, which shall survive the Closing indefinitely, the warranties and representations made herein shall survive for twelve (12) months following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.

Section 6.02.                                                                          Notices.  Without limiting Section 6.08(e), all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or sent via email (with receipt confirmed) as follows:

(a)                                 If to the Company, to:

4553 Glencoe Avenue, Suite 300

Los Angeles, CA 90292
Attention:  Dave Davis

Stephen Ballas

Email:  Dave.Davis@geemedia.com

Stephen.Ballas@geemedia.com

With a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention:  Chad Skinner

William B. Brentani

Email:  CSkinner@stblaw.com

WBrentani@stblaw.com

(b)                                 If to the Purchaser or Parent, to:

5F, Building F, Qifa Mansion, Shenggu Middle Rd.
Chaoyang District, Beijing

The Peoples Republic of China, 100125

Attention:  Jason Sun

Email:  qj_sun@hnair.com

With a copy (which shall not constitute actual or constructive notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603
Attention:  Pran Jha

Email:  pjha@sidley.com

(c)                                  If to HNA, to:

HNA Plaza, 20/F

26 Xiaoyun Road

Chaoyang District, Beijing

The Peoples Republic of China, 100125

Attention:  Ryan An

Email:  rn_an@hnagroup.com

With a copy (which shall not constitute actual or constructive notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

Attention:  Pran Jha

Email:  pjha@sidley.com

and

(d)                                 If to Blue Focus, to:

Bldg. C9-C Universal Creative Park

9 Jiuxianqiao North Rd,

Chaoyang District, Beijing

The Peoples Republic of China, 100125

Attention: Li Yong

Email: yong.li@bluefocus.com

With a copy (which shall not constitute actual or constructive notice) to:

Bldg. C9-C Universal Creative Park

9 Jiuxianqiao North Rd,

Chaoyang District, Beijing

The Peoples Republic of China, 100125

Attention: Ying Miao

Email: ying.miao1@bluefocus.com

or to such other address or addresses as shall be designated in writing.  All notices shall be deemed effective (a) when delivered personally, (b) when sent by email (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise) or (c) one (1) Business Day following the day sent by overnight courier.

Section 6.03.                                                                          Entire Agreement; Third Party Beneficiaries; Amendment.  This Agreement, together with the Company Disclosure Letter, the Purchaser Disclosure Letter, the Registration Rights Agreement, the Subscription Agreement, the Voting Agreement, the Stage 2 Letter Agreement, the Commitment Letter, the Confidentiality Agreement, the HNA Confidentiality Agreement and the Escrow Agreement, sets forth the entire agreement between the parties hereto with respect to the Transactions, and is not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder, provided that Section 6.12 shall be for the benefit of and fully enforceable by each of the Specified Persons.  Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement.  No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 6.04.                                                                          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document.  Signatures to this Agreement transmitted by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.05.                                                                          Public Announcements.  No press release, public filing or public announcement related to this Agreement or the Transactions shall be issued or made by any Purchaser Party or any of their respective Affiliates without the prior written approval of the Purchaser and the Company, unless required by Law or any stock exchange or other market or reporting system rule (based on the advice of counsel), in which case the Purchaser or the Company, as applicable, shall have the right to review such press release, announcement or communication prior to issuance, distribution or publication to be made by the other party, and the disclosing party shall reasonably consider any comments thereto.  Notwithstanding the foregoing, the Purchaser Parties acknowledge and agree the Company may file and summarize any or all of the Transaction Documents with the SEC in one or more filings, provided that the

Company shall use reasonable best efforts to provide to Parent a copy of any such filings or summaries prior to filing and shall consider in good faith any comments thereto.

Section 6.06.                                                                          Expenses.  Other than as expressly set forth in this Agreement (including Section 4.06(a) and Section 4.12(c)), each of the parties shall be responsible for and shall bear any costs and/or expenses incurred by it in connection with negotiating, finalizing and entering into this Agreement and consummating the Transactions.

Section 6.07.                                                                          Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and the Purchaser’s successors and assigns, and no other person; provided, that except as contemplated by clause (i) or (ii) of the immediately following provisos, neither the Company nor the Purchaser may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment by the Company or the Purchaser in contravention hereof shall be null and void; provided, further, that (i) any Permitted Transferee that duly executes and delivers a Transferee Joinder to the Company shall become a member of the Purchaser Group and have all the rights and obligations of the Purchaser hereunder, (ii) in no event shall this Section 6.07 apply to any Change in Control of the Company and (iii) if the Company consolidates or merges with or into any Person and the Company Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer in a transaction that does not constitute a Change in Control of the Company, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to the Purchaser.  For the avoidance of doubt, no Person to whom Company Common Stock is transferred (other than a Permitted Transferee) shall have any rights or obligations under this Agreement, other than as may be agreed by the Company and such Third Party in writing from time to time.

Section 6.08.                                                                          Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)                                 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)                                 Each of the parties hereto irrevocably agrees that, other than as expressly set forth in Section 6.08(c), any dispute arising out of, or in connection with, this Agreement or any of the Transactions, shall be submitted to and finally resolved by arbitration administered by the International Court of Arbitration of the International Chamber of Commerce under the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”).  The arbitral tribunal shall consist of three (3) arbitrators appointed as follows: each party shall nominate one arbitrator in accordance with the ICC Rules and the two party-nominated arbitrators shall nominate the President of the arbitral tribunal.  In the event that the two party-nominated arbitrators are unable to jointly nominate the President of the arbitral tribunal, the President shall be appointed in accordance with ICC Rules.  Each of the arbitrators shall be experienced in the laws of the State of Delaware and with sophisticated commercial transactions.  The place of arbitration shall be Singapore.  The language of the arbitration shall be English.  Any award rendered by the arbitrators shall be final and binding on the parties and the parties undertake to carry out any such award without delay.  Judgment on any award rendered by the arbitrators may be entered and enforced in any court having jurisdiction thereof.

(c)                                  Each of the parties hereto irrevocably agrees that any dispute, to the extent arising out of, or in connection with, Section 4.02, Section 4.03, Section 4.04, Section 4.05 and/or Section 4.08, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action or proceeding to the extent arising out of, or in connection with, any agreement, covenant or other obligation of any party that is to be performed from and after the Closing under this Agreement in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any such suit, action or proceeding, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with Section 6.08(e), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(d)                                 EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, ARBITRATION OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, AT ANY TIME, OR THE TRANSACTIONS.  EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.08.

(e)                                  Each of the parties irrevocably agrees that service of any process, summons, notice or document by prepaid first class mail (or its international equivalent) to its respective address set forth in Section 6.02 shall be effective service of process for any suit, judicial or arbitral proceeding in connection with this Agreement or the Transactions (without any requirement to translate such process, notice or document from English).   Furthermore, (i) the Purchaser irrevocably agrees that service of any process, summons, notice or document by prepaid first class mail (or its international equivalent) to the Purchaser’s registered agent in the State of Delaware (which, as of the date hereof, is The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801), shall be effective service of process for any suit, judicial or arbitral proceeding in connection with this Agreement or the Transactions and (ii) each of the other Purchaser Parties irrevocably agrees that service of any process, summons, notice or document by prepaid first class mail (or its international equivalent) to the following shall be effective service of process for any suit, judicial or arbitral proceeding in connection with this Agreement or the Transactions (without any requirement to translate such process, notice or document from English):

HNA Group (International) Co., Ltd.

26/F Three Pacific Place

1 Queen’s Road East

Hong Kong

Attention:  Chief Investment Officer

With a copy (which shall not constitute service of any process) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

Attention:  Pran Jha

Email:  pjha@sidley.com

The provisions of this Section 6.08(e) are intended to designate contractually bargained for methods of service for disputes related to this Agreement or the Transactions, and it does not otherwise limit the parties from effecting service of process through other means as permitted by law or equity.

Section 6.09.                                                                          Severability.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect, provided that the economic and legal substance of any of the Transactions is not affected in any manner materially adverse to any party.  In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof.  To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.  Notwithstanding anything to the contrary in this Agreement, the parties intend that the provisions of this Section 6.09 be construed as integral provisions of this Agreement and that such provisions, remedies and limitations shall not be severable in any manner that diminishes any party’s rights hereunder or increases a party’s liability or obligation hereunder.

Section 6.10.                                                                          Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach.  Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.  Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 6.11.                                                                          Headings.  The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 6.12.                                                                          Non-Recourse.  This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or any of the Transactions may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns (including any Person that executes and delivers a Transferee Joinder).  Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners, stockholder, Affiliate, agent, attorney, advisor or representative of any party hereto (including parties added pursuant to a Transferee Joinder) (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the Transactions.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ David M. Davis
	Name:	David M. Davis
	Title:	Chief Executive Officer

[Signature Page to Investment Agreement]

SHARECO GROUP OF AMERICA, INC.

By:	/s/ Li Yang
	Name:	Li Yang
	Title:	President

[Signature Page to Investment Agreement]

Solely for the purposes of Section 4.03, Section 4.10, Section 4.13 and Article VI

HNA GROUP CO., LTD.

By:	/s/ [Company Seal Affixed]
Name:
Title:

[Signature Page to Investment Agreement]

Solely for the purposes of Section 4.03, Section 4.10, Section 4.13, Section 4.14, Section 4.15, Section 4.16 and Article VI

BEIJING SHARECO TECHNOLOGIES CO., LTD.

By:	/s/ Pan Yun Bin
	Name:	Pan Yun Bin
	Title:	CEO

[Signature Page to Investment Agreement]

EXHIBIT A

FORM OF TRANSFEREE JOINDER(1)

The undersigned is executing and delivering this joinder agreement (“Joinder”) pursuant to that certain Investment Agreement, dated as of November 8, 2016 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Investment Agreement”) by and among Global Eagle Entertainment Inc. and Shareco Group of America, Inc. (the “Purchaser”), and, solely for the purposes of Section 4.03, Section 4.10, Section 4.13 and Article VI of the Investment Agreement, HNA Group Co., Ltd. and Bluefocus (Beijing) Investment Management Co., Ltd., and, solely for the purposes of Section 4.03, Section 4.10, Section 4.13, Section 4.14, Section 4.15, Section 4.16 and Article VI of the Investment Agreement, Beijing Shareco Technologies Co. Ltd., and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Investment Agreement.

By executing and delivering this Joinder to the Investment Agreement, the undersigned hereby adopts and approves the Investment Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the Investment Agreement applicable to the Purchaser and as a member of the Purchaser Group in the same manner as if the undersigned were an original signatory to the Investment Agreement.  The undersigned represents and warrants that it is a Permitted Transferee.

Accordingly, the undersigned has executed and delivered this Joinder as of the    day of           ,        .

[Permitted Transferee]

By:
Name:
Title:
Address:

Telephone:
Email:

(1)                                 Contemporaneously with the execution and delivery of this Joinder, the undersigned agrees to deliver a completed and executed IRS Form W-9, Form W-8 or other appropriate tax form, as applicable.

Exhibit B

FORM OF
REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [•], 201[•] (this “Agreement”), is by and between Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), and Shareco Group of America, Inc., a Delaware corporation (the “Purchaser”). The Purchaser and any other Person who may become a party hereto pursuant to Section 12(c) are referred to individually as a “Shareholder” and collectively as the “Shareholders”.

WHEREAS, the Company and the Purchaser, and, solely for the limited purposes set forth therein, HNA Group Co., Ltd., a limited company organized under the laws of the People’s Republic of China (“PRC”), Beijing Shareco Technologies Co., Ltd., a limited company organized under the laws of the PRC (“Parent”), and upon its execution of a joinder thereto as provided therein, Bluefocus (Beijing) Investment Management Co., Ltd., a limited company organized under the laws of the PRC, are parties to an Investment Agreement, dated as of November 8, 2016 (as amended from time to time, the “Investment Agreement”); and

WHEREAS, the Purchaser desires to have and the Company desires to grant certain registration and other rights with respect to the Registrable Securities on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                               Definitions. As used in this Agreement, the following terms shall have the following meanings, and terms used herein but not defined herein shall have the meanings assigned to them in the Investment Agreement:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company’s board of directors or management (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement or report would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or report; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Agreement” shall have the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405.

“Company Common Stock” means all shares currently or hereafter existing of common stock, par value $0.0001 per share, of the Company.

“Demand Notice” shall have the meaning set forth in Section 3(a).

“Demand Registration” shall have the meaning set forth in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means Financial Industry Regulatory Authority, Inc.

“Indemnified Party” shall have the meaning set forth in Section 8(c).

“Indemnifying Party” shall have the meaning set forth in Section 8(c).

“Investment Agreement” shall have the meaning set forth in the recitals.

“Long-Form Registration” shall have the meaning set forth in Section 3(a).

“Losses” shall have the meaning set forth in Section 8(a).

“Marketed Offering” means a registered underwritten offering of Registrable Securities (including any registered underwritten Shelf Offering) that is consummated, withdrawn or abandoned by the applicable Shareholders following formal participation by the Company’s management in a customary “road show” (including an “electronic road show”) or other similar marketing effort by the Company.

“PAR Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of January 31, 2013 and as amended as of October 21, 2013, between the Company and the other parties thereto.

“Piggyback Notice” shall have the meaning set forth in Section 4(a).

“Piggyback Registration” shall have the meaning set forth in Section 4(a).

“Piggyback Request” shall have the meaning set forth in Section 4(a).

“PRC” shall have the meaning set forth in the recitals.

“Proceeding” means an action, claim, suit, arbitration or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Public Offering” means the sale of Company Common Stock to the public pursuant to an effective Registration Statement (other than Form S-4 or Form S-8 or any similar

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or successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Registration Expenses” shall have the meaning set forth in Section 7.

“Registrable Securities” means, as of any date of determination, the shares of Company Common Stock issued to the Purchaser pursuant to the Investment Agreement (whether or not subsequently transferred to any Shareholder), and any other securities issued or issuable with respect to, in exchange for, or in replacement of any such shares by way of share split, share dividend, distribution, recapitalization, reclassification, merger, consolidation, or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) the holder thereof, together with its, his or her affiliates, beneficially owns less than 1.0% of the shares of Company Common Stock issued and outstanding at such time and such holder is able to dispose of all of its, his or her Registrable Securities pursuant to Rule 144 without any volume limitations thereunder, (iii) they shall have ceased to be outstanding, or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities pursuant to Section 12(c).

“Registration Statement” means any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 405” means Rule 405 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Shareholder” and “Shareholders” shall have the meaning set forth in the preamble.

“Shelf Offering” shall have the meaning set forth in Section 3(f).

“Short-Form Registration” shall have the meaning set forth in Section 3(a).

“Take-Down Notice” shall have the meaning set forth in Section 3(f).

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“underwritten registration” or “underwritten offering” means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

Section 2.                               Holders of Registrable Securities. A Person is deemed, and shall only be deemed, to be a holder of Registrable Securities if such Person owns Registrable Securities or has a right to acquire such Registrable Securities and such Person is a Shareholder.

Section 3.                               Demand Registrations.

(a)                                 Requests for Registration. Subject to the following paragraphs of this Section 3(a), on and after the expiration of the Transfer Restricted Period, one or more Shareholders shall have the right, by delivering or causing to be delivered a written notice to the Company, to require the Company to register pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the offer, sale and distribution of all of the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement (x) on Form S-3 (which, unless all Shareholders delivering such notice request otherwise, shall be (i) filed pursuant to Rule 415 under the Securities Act and (ii) if the Company is a Well-Known Seasoned Issuer (as defined in Rule 405 under the Securities Act) at the time of filing such registration statement with the SEC, designated by the Company as an Automatic Shelf Registration Statement), if the Company is then eligible for such short-form, or any similar or successor short-form registration (“Short-Form Registrations”) or (y) if the Company is not then eligible for such short form registration, on Form S-1 or any similar or successor long-form registration (“Long-Form Registrations”) (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”), in either case as soon as reasonably practicable after delivery of such Demand Notice, but, in any event, the Company shall be required to make the initial filing of the Registration Statement in connection with such Demand Registration within 60 days, in the case of a Long-Form Registration, or 30 days, in the case of a Short-Form Registration, following receipt of such Demand Notice; provided, however, that a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by such Shareholders is reasonably expected to result in aggregate gross cash proceeds in excess of $25,000,000 or any lesser amount if such Demand Notice requests the registration of all Registrable Securities then held by the Shareholders (without regard to any underwriting discount or commission). Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the Company shall use its reasonable best efforts to file a Registration Statement in accordance with the immediately preceding sentence and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof (it being agreed that such Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company).

No Demand Registration shall be deemed to have occurred for purposes of this Section 3, and any Demand Notice delivered in connection therewith shall not count as a Demand Notice for purposes of Section 3(e), if (i) the Registration Statement relating thereto (and covering not less than all Registrable Securities specified in the applicable Demand Notice for sale in accordance with the intended method or methods of distribution specified in such Demand Notice) (x) does not become effective or (y) is not maintained effective for the period

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required pursuant to this Section 3, (ii) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC or other governmental agency or court during such period, or (iii) such Registration Statement is withdrawn at the request of the requesting Shareholder due to the advice of the managing underwriter(s) that the Registrable Securities covered by such Registration Statement could not be sold in such offering within a price range acceptable to the requesting Shareholder, because a material adverse effect regarding the Company has occurred after delivery of the Demand Notice relating to the Demand Registration.

All requests made pursuant to this Section 3 will specify the number of Registrable Securities to be registered and the intended methods of disposition thereof.

Except as otherwise agreed by all Shareholders with Registrable Securities subject to a Demand Registration, the Company shall use its reasonable best efforts to maintain the continuous effectiveness of the Registration Statement with respect to any Demand Registration until such securities cease to be Registrable Securities or such shorter period upon which all Shareholders with Registrable Securities included in such Registration Statement have notified the Company that such Registrable Securities have actually been sold.

Within ten (10) Business Days after receipt by the Company of a Demand Notice pursuant to this Section 3(a), the Company shall deliver a written notice of any such Demand Notice to all other holders of Registrable Securities, and the Company shall, subject to the provisions of Section 3(b), include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the date that such notice has been delivered; provided that such holders must agree to the method of distribution proposed by the Shareholders who delivered the Demand Notice and, in connection with any underwritten registration, such holders (together with the Company and the other holders including securities in such underwritten registration) must enter into an underwriting agreement in the form reasonably approved by the Shareholders holding the majority of the Registrable Securities. All requests made pursuant to the preceding sentence shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

(b)                                 Priority on Demand Registration.  If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in an underwritten offering, and the managing underwriter or underwriters advise the holders of such securities in writing that in its good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the price, timing or distribution of such offering (including securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities and such other securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering, and such number of Registrable Securities and such other securities shall be allocated as follows:

(i)                                     first, pro rata among the holders of Registrable Securities that have requested to participate in such Demand Registration on the basis of the percentage of the

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Registrable Securities requested to be included in such Registration Statement by such holders; and

(ii)                                  second, the securities for which inclusion in such Demand Registration, as the case may be, was requested by the Company or any other holders of securities.

No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such offering.

(c)                                  Postponement or Suspension of Demand Registration. The Company shall be entitled to postpone (but not more than twice in any 12-month period), for an aggregate period of time not in excess of 90 days, the filing (but not the preparation) of a Registration Statement or suspend the use of any then effective Registration Statement, in each case, if the Company delivers to the Shareholders requesting registration a certificate certifying that such registration and offering would reasonably be expected to (i) adversely affect or adversely interfere with any bona fide material financing of the Company or any bona fide material transaction under consideration by the Company or (ii) require the Company to make an Adverse Disclosure. Such certificate shall contain a statement of the reasons for such postponement or suspension and an approximation of the anticipated delay. The Shareholders receiving such certificate shall keep the information contained in such certificate confidential, subject to the same terms set forth in Section 6(o). If the Company shall so postpone the filing of a Registration Statement, the Shareholders requesting such registration shall have the right to withdraw the request for registration by giving written notice to the Company within ten (10) days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the applicable Shareholders and, for the avoidance of doubt, upon such withdrawal, the withdrawn request shall not constitute a Demand Notice; provided that in the event such Shareholders do not so withdraw the request for registration, the Company shall continue to prepare a Registration Statement during such postponement such that, if it exercises its rights under this Section 3(c), it shall be in a position to and shall, as promptly as practicable following the expiration of the applicable deferral period, file and use its reasonable best efforts to cause the effectiveness of the applicable deferred Registration Statement.

(d)                                 Cancellation of a Demand Registration. Holders of a majority of the Registrable Securities that are to be registered in a particular offering pursuant to this Section 3 shall have the right to notify the Company that they have determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement.  For the avoidance of doubt, except as otherwise provided in Section 3(a), the Demand Notice underlying such abandonment or withdrawal shall be deemed to be a Demand Notice for purposes of Section 3(e).

(e)                                  Number of Demand Notices. In connection with the provisions of this Section 3, the Shareholders, taken together, shall have (i) two (2) Demand Notices in connection with Marketed Offerings, which they are permitted to deliver (or cause to be delivered) to the Company hereunder; provided that in connection therewith the Company shall cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in “road shows”), and (ii) two (2) additional Demand Notices in any 365 day period (other than in connection with a Marketed

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Offering), which it is permitted to deliver (or cause to be delivered) to the Company hereunder; provided that in connection therewith the Company shall not be obligated to cause its officers to support the marketing of the Registrable Securities covered by the Registration Statement and such officers will not be obligated to participate in any “road shows”.

(f)                                   Shelf-Take Downs. At any time that a shelf Registration Statement covering Registrable Securities pursuant to this Section 3 is effective, if any Shareholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the shelf Registration Statement (a “Shelf Offering”), then, the Company shall amend or supplement the shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to this Section 3(f)). In connection with any Shelf Offering, including any Shelf Offering that is a Marketed Offering:

(i)                                     such proposing holder(s) shall also deliver the Take-Down Notice to all other holders of Registrable Securities included on such shelf Registration Statement and permit each such holder to include its Registrable Securities included on the shelf Registration Statement in the Shelf Offering if such holder notifies the proposing holder(s) and the Company within five (5) days after delivery of the Take-Down Notice to such holder; and

(ii)                                  if the Shelf Offering is underwritten, in the event that the underwriters of such Shelf Offering advise such holders in writing that it is their good faith opinion the total number or dollar amount of securities proposed to be sold exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be included, then the underwriter may limit the number of Registrable Securities which would otherwise be included in such Shelf Offering in the same manner as described in Section 3(b) with respect to a limitation of shares to be included in a registration;

provided, however, that each (A) Shelf Offering that is a Marketed Offering initiated by a Shareholder shall be deemed to be a demand subject to the provisions of Section 3(a) (subject to Section 3(d)), and shall decrease by one the number of Demand Notices the Shareholders are entitled to pursuant to Section 3(e)(i) and (B) each Shelf Offering initiated by a Shareholder that is an underwritten offering but not a Marketed Offering shall count as a Demand Notice of the Shareholders pursuant to Section 3(e)(ii); provided, further, that a Take-Down Notice with respect to an underwritten offering that is not a Marketed Offering may only be made if (x) the sale of the Registrable Securities requested to be sold by all Shareholders in the Shelf Offering is reasonably expected to result in aggregate gross cash proceeds in excess of $25,000,000 (without regard to any underwriting discount or commission) or (y) the Shareholder initiating the underwritten Shelf Offering requests to sell the remainder of the Registrable Securities held by it and its Affiliates.  For the avoidance of doubt, a Shareholder may withdraw a Take Down Notice or give notice of intent to suspend or abandon a Shelf Offering at any time; provided, however, that, except as otherwise provided in Section 3(a), the Take Down Notice with respect to such withdrawn, suspended or abandoned Shelf Offering (unless such Shelf Offering does not include an underwritten offering) shall be deemed to be a Demand Notice for purposes of Section 3(e).

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Section 4.                               Piggyback Registration.

(a)                                 Right to Piggyback. Except with respect to a Demand Registration, the procedures for which are addressed in Section 3, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of Company Common Stock whether or not for sale for its own account and whether or not an underwritten offering or an underwritten registration (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto, (ii) filed in connection with an exchange offer or any employee benefit or dividend reinvestment plan, (iii) relating solely to the offer and sale of debt securities or (iv) filed pursuant to the PAR Registration Rights Agreement (other than the Company)), then the Company shall give prompt written notice of such filing no later than ten (10) Business Days prior to the filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include (or cause to be included) in such registration statement the number of Registrable Securities as each such holder may request (a “Piggyback Registration”); provided, that Registrable Securities may only be included in a Piggyback Registration if the Registration Statement is filed after the expiration of the Transfer Restricted Period. Subject to Section 4(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each a “Piggyback Request”) within ten (10) Business Days after notice has been given to the applicable holder. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration.  For the avoidance of doubt, a Shareholder may withdraw a Piggyback Request or give notice of intent to suspend or abandon a Piggyback Registration (x) if the Shelf Offering is not a Marketed Offering, at any time prior to the effectiveness of a Piggyback Registration or (y) if the Shelf Offering is a Marketed Offering, at any time prior to the commencement of formal participation by the Company’s management in a customary “road show” (including an “electronic road show”) or other similar marketing effort by the Company in connection with the Shelf Offering.

(b)                                 Priority on Piggyback Registrations. If any of the Registrable Securities to be registered pursuant to the registration giving rise to the rights under this Section 4 are to be sold in an underwritten offering, the Company shall use reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit holders of Registrable Securities who have submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each holder’s Piggyback Request on the same terms and conditions as any other shares of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advise the Company in writing that it is their good faith opinion the total number or dollar amount of securities that such holders, the Company and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the price, timing or distribution of the securities in such offering, then there shall be included in such underwritten offering the number or dollar amount of securities that in the opinion of such managing underwriter or underwriters can be sold without so adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows: (i) first, (x) if the underwritten offering is requested by a third party pursuant to demand registration rights granted by the Company to such third party, all securities proposed to be sold by such third party or (y) if the underwritten offering is initiated by the Company without receipt of any such request from a third party, all securities proposed to be

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sold by the Company for its own account; (ii) second, if the underwritten offering is initiated by the Company at any time prior to the third anniversary of the Closing without receipt of any such request from a third party and the Stage 2 Transactions (as defined in the Stage 2 Letter Agreement) have been consummated prior thereto, all securities requested to be included in such Registration Statement by holders of registration rights that are entitled to participate in such offering pursuant to the PAR Registration Rights Agreement and (iii) third, all Registrable Securities requested to be included in such registration pursuant to Section 4 and all other securities requested to be included in such Registration Statement by other holders of registration rights that are entitled to participate in such offering, in each case pro rata among such holders on the basis of the shares of Company Common Stock held by such holders.

Section 5.                               Restrictions on Public Sale by Holders of Registrable Securities. Each holder of Registrable Securities agrees with all other holders of Registrable Securities and the Company in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3 and Section 4(a), respectively (whether or not such holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in such offering, not to effect any public sale or distribution of any of the Company’s securities (except as part of such underwritten offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another any of the economic consequences of owning the Company Common Stock, or to give any Demand Notice during the period commencing on the date of the Prospectus and continuing for not more than 90 days after the date of the Prospectus (or, in either case, Prospectus supplement if the offering is made pursuant to a “shelf” registration), pursuant to which such public offering shall be made. In connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4, the Company shall be responsible for negotiating all “lock-up” agreements with the underwriters in customary form  and, in addition to the foregoing provisions of this Section 5, the Shareholders and holders of Registrable Securities agree to execute the form so negotiated; provided that the form so negotiated is consistent in all material respects with the agreement set forth in this Section 5 and that, in the case of a Marketed Offering, the Company’s executive officers and directors shall also have executed such form of agreement so negotiated.

If any registration pursuant to Section 3 of this Agreement shall be in connection with any: (i) Marketed Offering (including with respect to a Shelf Offering pursuant to Section 3(f) hereof), the Company will cause each of its executive officers and directors to sign a “lock-up” agreement consistent with that contemplated in the immediately preceding paragraph and (ii) underwritten offering (including with respect to a Shelf Offering pursuant to Section 3(f) hereof), the Company will also not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (A) on Form S-4, Form S-8 or any successor forms thereto or (B) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, within 90 days after the date of the Prospectus for such offering except as may otherwise be agreed with the holders of the Registrable Securities in such offering.

Section 6.                               Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3, the Company shall effect such registration to permit the sale of such Registrable

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Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall reasonably cooperate in the sale of the securities and shall, as expeditiously as possible to the extent applicable:

(a)                                 prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the holders thereof or by the Company in accordance with the intended method or methods of distribution thereof and in accordance with this Agreement, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, and such other documents reasonably requested by such counsel, including any comment letter from the SEC;

(b)                                 prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

(c)                                  notify each selling holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) if the Company has knowledge of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

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(d)                                 use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

(e)                                  if requested by the managing underwriters, if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 6(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law, rule or regulation;

(f)                                   furnish or make available to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter); provided that the Company may furnish or make available any such documents in electronic format;

(g)                                  deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; provided that the Company may furnish or make available any such documents in electronic format (other than, in the case of a Marketed Offering, upon the request of the managing underwriters thereof for printed copies of any such Prospectus or Prospectuses); and the Company, subject to the last paragraph of this Section 6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(h)                                 prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business

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in any jurisdiction where would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in any such jurisdiction where it would not otherwise be subject but for this Agreement;

(i)                                     cooperate with, and direct the Company’s transfer agent to cooperate with, the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely settlement of any offering or sale of Registrable Securities, including the preparation and delivery of certificates (not bearing any legends) or book-entry (not bearing stop transfer instructions) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement;

(j)                                    upon the occurrence of, and its knowledge of, any event contemplated by Section 6(c)(v) above, as promptly as reasonably practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(k)                                 prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(l)                                     provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(m)                             use its reasonable best efforts to, cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, as the case may be, prior to the effectiveness of such Registration Statement;

(n)                                 enter into such agreements (including underwriting agreements in form, scope and substance as is customary in underwritten offerings and furnish such other documents reasonably required under the terms of such underwriting agreements or as otherwise reasonably requested by such underwriters, including customary legal opinions and auditor “comfort” letters) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities;

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(o)                                 in connection with a customary due diligence review, make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by such selling holders or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such Registration Statement, provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the reasonable judgment of the Offering Persons, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC), (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (iv) such information (A) was known to such Offering Persons (prior to its disclosure by the Company) from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use or, or reliance on, information provided by the Company. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (except in the case of (ii) above when a proposed disclosure was or is to be made in connection with a Registration Statement or Prospectus under this Agreement); and

(p)                                 cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA, including the retention of a “Qualified Independent Underwriter” (as defined in FINRA Rule 5121(f)(12)) and the use of reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC.

The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information as is required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such Registration Statement that, upon receipt of any written notice from

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the Company of the happening of any event of the kind described in Section 6(c), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(j), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

Section 7.                               Registration Expenses. All fees and expenses incurred by the Company and incident to the performance of or compliance with this Agreement by the Company (including (i) all registration and filing fees (including fees and expenses with respect to (A) all SEC, stock exchange or trading system and FINRA registration, listing, filing and qualification and any other reasonable fees associated with such filings, including with respect to counsel for the underwriters and any qualified independent underwriter in connection with FINRA qualifications, (B) rating agencies and (C) compliance with securities or “blue sky” laws, including any reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 6(h)), (ii) fees and expenses of the financial printer, (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants, including the expenses of any special audits and/or “comfort letters” required by or incident to such performance and compliance), shall be borne by the Company whether or not any Registration Statement is filed or becomes effective. All underwriters discounts and selling commissions and all stock transfer taxes, in each case related to Registrable Securities registered in accordance with the Agreement, shall be borne by the Shareholders of Registrable Securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered (provided that such stock transfer taxes shall be borne solely by the holders of Registrable Securities subject to such taxes) (collectively, “Registration Expenses”).

Except as set forth above, the Company shall not be required pursuant to this Agreement to pay (i) fees and disbursements of any counsel retained by any holder of Registrable Securities or by any underwriter, (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Company), or (iii) any other expenses of the holders of Registrable Securities not specifically required to be paid by the Company pursuant to the first paragraph of this Section 7.

Section 8.                               Indemnification.

(a)                                 Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents, representatives and employees (the “Representatives”) of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the Representatives of each such controlling person, each

14

underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document (including any documents incorporated by reference therein) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and (without limitation of the preceding portions of this Section 8(a)) will reimburse each such holder, each of its officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees and each Person who controls each such holder and the Representatives of each such controlling person, each such underwriter, and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss or action; provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information regarding such holder of Registrable Securities furnished to the Company by such holder of Registrable Securities expressly for inclusion therein.  It is agreed that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)                                 Indemnification by Holder of Registrable Securities. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Agreement, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other holders of Registrable Securities, the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and all other prospective sellers, from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document incidental to such registration (including any documents incorporated by reference therein), or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and all other prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss or

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action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document in reliance upon and in conformity with written information regarding such holder of Registrable Securities furnished to the Company by such holder of Registrable Securities expressly for inclusion therein; provided, however, that the obligations of such holder under such undertaking shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such holder of Registrable Securities shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities covered by such Registration Statement.

(c)                                  Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder or under the undertaking contemplated by Section 8(b) (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless (i) in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, (ii) the Indemnifying Party fails to notify the Indemnified Party in writing, within fifteen (15) Business Days after the Indemnified Party has given notice of the action or proceeding, that the Indemnifying Party will indemnify the Indemnified Party from and against all Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the claim, or (iii) the Indemnifying Party fails to defend diligently the action or proceeding within fifteen (15) Business Days after receiving notice of such failure from the Indemnified Party, assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, in which case the Indemnified Party shall have the right to employ separate counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by

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the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder and (ii) includes any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.  All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder, provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification under this Section 8).  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff in such Proceeding, the Indemnifying Party agrees to indemnify each Indemnified Party hereunder.

(d)                                 Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an Indemnifying Party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 8(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

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Section 9.                               Rule 144.

(a)                                 The Company shall use reasonable best efforts to: (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144; and (ii) so long as any Registrable Securities are outstanding, furnish holders thereof upon request (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the requirements of the Exchange Act and (B) a copy of the most recent annual or quarterly report of the Company (except to the extent the same is available on EDGAR).

(b)                                 For the avoidance of doubt, nothing in this Agreement (including the foregoing provisions of this Section 9) shall modify or otherwise affect any restrictions on transfers of securities contained in the Investment Agreement.

Section 10.                        Underwritten Registrations.

(a)                                 In connection with any underwritten offering, the investment banker or investment bankers and managers shall be selected by (i) the Shareholder holding the majority of Registrable Securities included in any Demand Registration, including any Shelf Offering, initiated by the Shareholders, which selection shall be reasonably acceptable to the Company (and approval of the same not to be unreasonably withheld), and (ii) the Company to administer any other offering, including any Piggyback Registration.

(b)                                 No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities it desires to have covered by a Registration Statement on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that in connection with any Demand Registration, such agreements and other documents shall be reasonably satisfactory in form and substance to the holders of Registrable Securities making such Demand Notice; provided, further, that no holder of Registrable Securities or any Affiliate or Representative thereof shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding the selling holder and its participation in such underwriting as a selling holder; and any liability of any such holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of underwriting discounts and commissions) that it derives from such registration.

Section 11.                        No Inconsistent Agreements.  The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities under this Agreement, other than any customary lock-up agreement with the underwriters in connection with any offering effected hereunder. The Company warrants that the rights granted to the holders of

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Registrable Securities hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound. The Company has not prior to the date hereof entered into any agreement with respect to its securities granting any registration rights to any Person that is in force or effect as of the date hereof or will become effective after the date hereof that has not been made available as of the date hereof to Purchaser (including through Company’s public filings).

Section 12.                        Miscellaneous.

(a)                                 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the holders of a majority of the Registrable Securities.

(b)                                 Notices.  Without limiting Section 12(j), all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or sent via email (with receipt confirmed) as follows:

If to the Company, to:

4553 Glencoe Avenue, Suite 300

Los Angeles, CA 90292

Attention:  Dave Davis

Stephen Ballas

Email:  Dave.Davis@geemedia.com

Stephen.Ballas@geemedia.com

With a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention:                 Chad Skinner

William Brentani

Email:                                    CSkinner@stblaw.com

WBrentani@stblaw.com

If to the Purchaser, to:

5F, Building F, Qifa Mansion, Shenggu Middle Rd.

Chaoyang District, Beijing

The Peoples Republic of China, 100125

Attention:  Jason Sun

Email:  qj_sun@hnair.com

With a copy (which shall not constitute actual or constructive notice) to:

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Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

Attention:  Pran Jha

Email:  pjha@sidley.com

If to any other Shareholder, to the address of such Shareholder set forth in the books and records of the Company or in the Joinder Agreement of such Shareholder, as applicable.  All notices shall be deemed effective (a) when delivered personally, (b) when sent by email (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise) or (c) one (1) Business Day following the day sent by overnight courier.

(c)                                  Successors and Assigns; Shareholder Status. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent holders of Registrable Securities acquired, directly or indirectly, from the Shareholders; provided, however, that a holder of Registrable Securities may not assign its rights under this Agreement (in whole or in part) unless (i) such successor or assign is a Permitted Transferee (as defined in the Investment Agreement) of the Purchaser under the Investment Agreement, (ii) the successor or assign shall have executed and delivered to the Company a Joinder Agreement substantially in the form of Exhibit A hereto (which shall also be executed by the Company) and (iii) the successor or assign is the transferee of at least 2,500,000 Registrable Securities (as adjusted for any share split, share dividend, distribution, recapitalization or similar event or otherwise), in which event such successor or assign shall be deemed a Shareholder for purposes of this Agreement. For the avoidance of doubt, to the extent any Shareholder assigns some or all of its rights hereunder to deliver a Demand Notice or a Take-Down Notice to any permitted assignee, such Shareholder shall, if such rights to deliver Demand Notices or Take-Down Notices are subject to limitations pursuant to this Agreement, including Section 3(e) and the provisos to Section 3(f), no longer be entitled to exercise such rights, but only to the extent assigned, and the exercise of such Demand Notice or Take-Down Notice by such assignee shall be subject to the provisions of this Agreement, including Section 3(e) and the provisos to Section 3(f). Except as provided in Section 8 with respect to an Indemnified Party, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

(d)                                 Counterparts. This Agreement may be executed in two or more counterparts and delivered by .pdf or other electronic transmission with the same effect as if all signatory parties had signed and delivered the same original document, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)                                  Headings; Construction. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context requires otherwise: (i) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (ii) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation”; (iii) references to sections and paragraphs refer to sections and

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paragraphs of this Agreement; and (iv) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including Exhibit A hereto, and not to any particular subdivision unless expressly so limited, and references herein to Sections refer to Sections of this Agreement.

(f)                                   Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)                                  Entire Agreement. This Agreement and the other Transaction Documents are intended by the parties as a final expression of their agreement, and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the registration rights granted by the Company with respect to Registrable Securities. This Agreement, together with the Investment Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(h)                                 Specific Performance; Further Assurances. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach. The parties hereto agree that in the event the registrations and sales of Registrable Securities are effected pursuant to the laws of any jurisdiction outside of the United States, such parties shall use their respective reasonable best efforts to give effect as closely as possible to the rights and obligations set forth in this Agreement, taking into account customary practices of such foreign jurisdiction, including executing such documents and taking such further actions as may be reasonably necessary in order to carry out the foregoing.

(i)                                     Term. This Agreement shall terminate with respect to a Shareholder on the date on which such Shareholder ceases to hold Registrable Securities; provided that, such Shareholder’s rights and obligations pursuant to Section 8, as well as the Company’s obligations to pay expenses pursuant to Section 7, shall survive with respect to any registration statement in which any Registrable Securities of such Shareholders were included and, for the avoidance of doubt, any underwriter lock-up that a Shareholder has executed prior to a Shareholder’s termination in accordance with this clause shall remain in effect in accordance with its terms.

(j)                                    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any

21

jurisdiction other than the State of Delaware.  In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 12(j), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 12(b) shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement.  Furthermore, the Purchaser irrevocably agrees that service of any process, summons, notice or document by prepaid first class mail (or its international equivalent) to the Purchaser’s registered agent in the State of Delaware (which, as of the date hereof, is The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801), shall be shall be effective service of process for any suit, judicial or arbitral proceeding in connection with this Agreement.  The provisions of this Section 12(j) are intended to designate contractually bargained for methods of service for disputes related to this Agreement, and is does not otherwise limit the parties from effecting service of process through other means as permitted by law or equity.

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 12(J).

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

GLOBAL EAGLE ENTERTAINMENT INC.

By:
Name:
Title:

[Registration Rights Agreement Signature Page]

SHARECO GROUP OF AMERICA, INC.

By:
Name:
Title:

[Registration Rights Agreement Signature Page]

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement is made this [        ] day of [        ], 20[•], by and between [        ] (the “New Shareholder”) and Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), pursuant to a Registration Rights Agreement dated as of [•], 201[•] (the “Agreement”), by and among the Company and the Purchaser. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

W I T N E S S E T H:

WHEREAS, the Company has agreed to provide registration rights with respect to the Registrable Securities as set forth in the Agreement;

WHEREAS, the New Shareholder has acquired Registrable Securities directly or indirectly from a Shareholder; and

WHEREAS, the Company and the Shareholders have required in the Agreement that all persons desiring registration rights must enter into a Joinder Agreement binding the New Shareholder to the Agreement to the same extent as if it were an original party thereto;

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Shareholder acknowledges that it has received and read the Agreement and that the New Shareholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement and shall be deemed to be a Shareholder thereunder.

By:
Name:
Title:
Address:

Telephone:
Email:

Accepted pursuant to Section 12(c) of the Agreement:

Global Eagle Entertainment Inc.

By:
Name:
Title:

EXHIBIT C

FORM OF SUBSCRIPTION AGREEMENT

[Filed separately as Exhibit 2.2 to this Current Report on Form 8-k]

EXHIBIT D

FORM OF ESCROW AGREEMENT

[Not included in this Current Report on Form 8-k]

EXHIBIT E

FORM OF BLUE FOCUS JOINDER

The undersigned is executing and delivering this joinder agreement (“Joinder”) pursuant to that certain Investment Agreement, dated as of November 8, 2016 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Investment Agreement”) by and among Global Eagle Entertainment Inc. and Shareco Group of America, Inc. (the “Purchaser”), and, solely for the purposes of Section 4.03, Section 4.10, Section 4.13 and Article VI of the Investment Agreement, HNA Group Co., Ltd. and, upon execution of this Joinder, Bluefocus (Beijing) Investment Management Co., Ltd., and, solely for the purposes of Section 4.03, Section 4.10, Section 4.13, Section 4.14, Section 4.15, Section 4.16 and Article VI of the Investment Agreement, Beijing Shareco Technologies Co. Ltd., and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Investment Agreement.

By executing and delivering this Joinder to the Investment Agreement, the undersigned hereby adopts and approves Section 4.03, Section 4.10, Section 4.13 and Article VI of the Investment Agreement, and agrees to become a party to the Investment Agreement solely for the purposes of Section 4.03, Section 4.10, Section 4.13 and Article VI thereof, to be bound by and comply with of Section 4.03, Section 4.10, Section 4.13 and Article VI thereof, and to become a Purchaser Party thereunder in the same manner as if the undersigned were an original signatory to the Investment Agreement solely for the purposes of Section 4.03, Section 4.10, Section 4.13 and Article VI thereof.

Accordingly, the undersigned has executed and delivered this Joinder as of the day of November, 2016.

BLUEFOCUS (BEIJING) INVESTMENT MANAGEMENT CO., LTD.

By:
Name:
Title: